                                                                     EXHIBIT 2.1

================================================================================

                        --------------------------------

                         BUSINESS COMBINATION AGREEMENT

                        --------------------------------
                        dated as of 30/31 December, 2000

                                      among

                        MESSER INDUSTRIEGESELLSCHAFT MBH,
                             MESSER GRIESHEIM GMBH,
                      CORNELIA VERWALTUNGSGESELLSCHAFT MBH,
                           HOECHST AKTIENGESELLSCHAFT
                                       AND
                               DIOGENES ZWANZIGSTE
                            VERMOGENSVERWALTUNGS GMBH

                        --------------------------------

                                   [GRAPHIC]

================================================================================

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                                       ii

                               TABLE OF CONTENTS

1.  Certain Definitions .....................................................2
2.  Transactions Forming the Business Combination ...........................9
    2.1   Certain Dates .....................................................9
    2.2   MGG's Pre-Closing Restructuring ..................................10
    2.3   [Intentionally left blank] . .....................................10
    2.4   Contribution and Transfer of Hoechst-MGG Share to Hoechst
          NewCo II .........................................................10
    2.5   Sale of China Interests ..........................................11
    2.6   Share Loan of Hoechst NewCo II Shares to Hoechst NewCo III .......13
    2.7   Sale of Hoechst NewCo II Shares and Hoechst NewCo II
          Contribution Receivable to Investor NewCo . ......................14
    2.8   Call Option for Hoechst NewCo II Option Shares ...................16
    2.9   Counter-Call Option for Hoechst NewCo III Shares .................18
    2.10  Counter-Put Option for Hoechst NewCo III Shares ..................19
    2.11  Summary of Steps .................................................20
    2.12  Closing Transactions .............................................22
3.  Conditions to Closing ..................................................23
    3.1   Conditions to the Parties' Obligations ...........................23
    3.2   Non-Fulfillment of Closing Conditions ............................27
    3.3   Exemption of Certain Transaction .................................27
    3.4   MAC Determination and Breach of Rep Determination ................28
4.  Covenants...............................................................30
    4.1   General...........................................................30
    4.2   Covenants of Hoechst and MIG......................................31
    4.3   Negative Covenants of Hoechst.....................................32
    4.4   Hoechst Nominees..................................................32
    4.5   Access and Information............................................32
    4.6   Financial Statements 2000.........................................32
    4.7   Business Year.....................................................33
    4.8   Covenants of Investor.............................................34
    4.9   Antitrust Regulatory Approvals....................................34
    4.10  Pensionskasse in Germany .........................................36
    4.11  [intentionally left blank]........................................36
    4.12  Covenants of Investor NewCo ......................................36
    4.13  Covenants under Contribution Agreements ..........................39
    4.14  Non-Fulfillment of Counter-Call ..................................40
    4.15  No Change of Forward Sale Agreements .............................41
    4.16  Special Indemnification ..........................................41

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                                     -iii-

    4.17  Disproportionate Guarantee Indemnification . .....................43
    4.18  Monetarization of Loan Notes .....................................51
    4.19  Singapore ........................................................51
    4.20  Contributions by Investor NewCo ..................................52
    4.21  Additional Hoechst Shareholding in Messer Egypt S.A.E ............52
5.  Representations and Warranties of Hoechst ..............................53
    5.1   Messer Group......................................................53
    5.2   Capital Stock.....................................................54
    5.3   No Breach.........................................................54
    5.4   No Encumbrances on Stock .........................................55
    5.5   Financial Statements .............................................55
    5.6   Ordinary Course Operation ........................................56
    5.7   Real Property. ...................................................56
    5.8   Gas Business Assets ..............................................57
    5.9   Intellectual Property Rights .....................................58
    5.10  Contracts and Commitments . ......................................58
    5.11  Litigation .......................................................61
    5.12  Employees ........................................................62
    5.13  Employee Benefit Plans ...........................................62
    5.14  Capital Contributions/Distributions ..............................64
    5.15  Compliance with Laws; Permits; Certain Operations ................64
    5.16  Insurance ........................................................64
    5.17  Other Liabilities ................................................65
    5.18  Finance Leases ...................................................65
    5.19  Consolidated Debt at Year End ....................................65
    5.20  Special Rep ......................................................67
6.  Indemnification By Hoechst .............................................67
    6.1   General ..........................................................67
    6.2   Loss .............................................................68
    6.3   Hoechst Damage Quota, De Minimis Amount, Threshold and Cap .......68
    6.4   Third-Party-Claims ...............................................70
    6.5   Waiver of Claims .................................................71
    6.6   Limitation .......................................................71
    6.7   Mitigation .......................................................72
    6.8   Indemnification of Hoechst .......................................73
    6.9   Sole Remedy ......................................................74
    6.10  Exclusion of Liability ...........................................75
    6.11  Oral Statements ..................................................75
    6.12  Knowledgeable Persons ............................................76
    6.13  Exclusion of Sections 439, 460, 464 ..............................76

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                                      -iv-

    6.14  Aventis China Companies ..........................................76
    6.15  Audit Review......................................................76
    6.16  Specific Remedy For Section 5.20..................................78
7.  Representations and Warranties of Investor NewCO .......................78
    7.1   Representations ..................................................78
    7.2   Indemnification...................................................79
8.  Tax Matters ............................................................79
    8.1   Tax Indemnities ..................................................79
    8.2   Refunds and Benefits .............................................82
    8.3   Preparation of Tax Returns .......................................84
    8.4   Cooperation and Exchange of Information ..........................84
    8.5   Notification .....................................................85
    8.6   Contest ..........................................................86
    8.7   Conveyance Taxes .................................................87
    8.8   Miscellaneous . ..................................................87
    8.9   Clarifications ...................................................88
    8.10  Aventis China Companies ..........................................88
9.  Environmental Matters ..................................................89
    9.1   Refund and Allocation of Damage Control Expense ..................89
    9.2   Conditions to Certain Refunds ....................................91
    9.3   Post-Closing Environmental Contamination .........................94
    9.4   Application for Refund ...........................................95
    9.5   Aventis China Companies ..........................................96
10. Termination ............................................................96
    10.1  Termination ......................................................96
    10.2  Special Termination Right of Investor NewCo ......................97
    10.3  Special Termination Right of Hoechst .............................98
    10.4  Effect of Termination ............................................99
11. Guarantees .............................................................99
12. Additional Agreements ..................................................99
    12.1  MIG Rights .......................................................99
    12.2  Non-Compete. ....................................................100
    12.3  Expenses and Fees ...............................................101
    12.4  Notices..........................................................101
    12.5  Amendments.......................................................102
    12.6  Headings.........................................................103
    12.7  Default Interest Rate ...........................................103
    12.8  Rights of Retention .............................................103
    12.9  Complete Agreement ..............................................103
    12.10 Successors ......................................................104


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                                      -v-

    12.11 Counterparts ....................................................104
    12.12 Confidentiality .................................................105
    12.13 Severability Clause .............................................106
    12.14 Access to Information ...........................................106
    12.15 Governing Law  ..................................................106
    12.16 Arbitration  ....................................................107


                                LIST OF EXHIBITS*

Exhibit A             Aventis China Companies
Exhibit B             List of Material Messer Companies
Exhibit C             List of Messer Group Companies
Exhibit D             Certain Investigations
Exhibit E             Certain Activities
Exhibit 2.2           Foreign Sub Contribution Agreement
Exhibit 2.4           Hoechst NewCo II Contribution Agreement
Exhibit 2.5           China Sale and Purchase Agreement
Exhibit 2.6           Share Loan Agreement
Exhibit 2.7(a)(1)     Hoechst NewCo II Share Purchase Agreement I
Exhibit 2.7(b)        Hoechst NewCo II Contribution Receivable Purchase
                      Agreement
Exhibit 2.8(a)        Hoechst NewCo II Share Purchase Agreement II
Exhibit 2.8(b)        Management Certificate before Exercise Call Option
Exhibit 2.9(a)        Hoechst NewCo III Share Purchase Counter-Call Agreement
Exhibit 2.9(b)        Form of Acceptance Declaration (for executing Counter-Call
                      Option)
Exhibit 2.10(a)       Hoechst NewCo III Share Purchase Counter-Put Agreement
Exhibit 2.10(b)       Form of Acceptance Declaration (for executing Counter-Put
                      Option)
Exhibit 3.1(b)(i)     Forward Sale Agreement I
Exhibit 3.1(b)(ii)    Forward Sale Agreement II
Exhibit 3.1(h)        Companies not to become insolvent

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                                      -vi-

Exhibit 3.1(j)        Aventis Guarantee
Exhibit 3.1(l) Singapore Separation Agreement ("Formation, Funding and Shareholders' Agreement")
Exhibit 4.2           Instruction Letter
Exhibit 4.6           Write-Off Schedule
Exhibit 4.8           Equity Commitment Letters
Exhibit 4.12(a)       New Articles of Hoechst NewCo II
Exhibit 4.12(h)       Financial Information Investor NewCo
Exhibit 4.12          Possible Restructuring of Hoechst NewCo II
Exhibit 4.17          Disproportionate Guarantee Schedule
Exhibit 5             Disclosures
Exhibit 9.1           Table 1: 5 environmental sites
                      Table 2: Other disclosed contamination

*The following exhibits have been omitted from this filing, but will be provided to the SEC upon its request.

                             INDEX OF DEFINED TERMS

10 Business Days Delay Rule ...................45
2002 Break-Up Situation .......................38
66% Principle .................................64
Acetylene Companies ............................2
ACIC ...........................................2
Adjusted Excess Percentage ....................42
Affiliate ......................................2
Agreement ......................................2
Ancillary Agreements ...........................2
Antitrust Approvals ...........................22
Antitrust Filings .............................32
Applicable Law .................................2
Applicable Rate ...............................45
Aventis ........................................3
Aventis China Companies ........................3
Aventis Credit Drop ...........................16
Bank Sub ......................................17
Business Day ...................................3
Call Option ...................................15
Call Option Period ............................15
Call Option Price .............................15
China Drop Date ................................3
China Interests ................................3
China Limitation Date .........................67
China Purchase Price ..........................10
China Purchase Price Guarantee ................11
China Sale and Purchase Agreement .............10
China SPA .....................................10
Closing ........................................3
Closing Date ...................................9
Closing Drop Date .............................90
Closing Time ..................................21
Combination Documents ..........................3
Company ........................................1
Company Shares .................................1
Consolidated Messer Companies ..................3
Consultants ...................................58
Contest .......................................80
Contractual Interest Rate ......................3
Controlled Covered Entity ......................3
Corporate Documents ...........................51
Counter Option Price ..........................17
Counter-Call Option ...........................16
Counter-Call Option Period ....................17
Counter-Put Option ............................18
Counter-Put Option Period .....................18
Counter-Put Option Price ......................18
Covered Entities ..............................41
Covered Guarantee .............................41
Covered Period ................................43
Damage Control Expenses ........................4
Damage Control Measures ........................4
date hereof ....................................4
De Minimis Amount .............................65
Deferred Purchase Price .......................13
Definitive Financing Commitment ...............91
Disproportionate Guarantee Schedule ...........41
Due Diligence...................................1
Encumbrances ..................................52
Environmental Cap .............................85
Environmental Companies ........................4
Environmental Contamination ....................4
Environmental Damage ...........................4
Environmental De Minimis Amount ...............84
Environmental Indemnification Companies ........5
Environmental Law ..............................5
Environmental Threshold .......................84
EU Regulation .................................22
Excess Percentage .............................42
Expert ........................................86
Final MAC Determination .......................27
Financial Date .................................9
Financial Date Exposure .......................42
Financial Debt .................................5
Financial Guarantee ............................5
Financial Statements 1999 ......................5
Financial Statements 2000 ......................5
Financing .....................................91
Firm ..........................................72
Foreign Step-up ............................... 9
Foreign Sub Contribution Agreement ............ 9
Former Messer Real Estate .....................84
Forward Sale Agreement I ......................21
Forward Sale Agreement II .....................21
Fully Owned ................................... 5
Fund ..........................................73
Gas Business .................................. 1
German Participating Employees ................34
Governmental Entity ........................... 5
Governmental Orders ...........................85
GS Funds ......................................32
Guarantee Cap .................................66
Guarantee Demand Notice .......................43
Guarantee Holder ..............................41
Guarantee Percentage ..........................42
Hoechst ....................................... 5
Hoechst Damage Control Expense Quota ..........83
Hoechst Damage Quota ..........................64
Hoechst Group ..................................6
Hoechst NewCo II ...............................6
Hoechst NewCo II Contribution Agreement .......10
Hoechst NewCo II Contribution Receivable ......10
Hoechst NewCo II Option Shares .................6
Hoechst NewCo II Receivable Purchase Price ....13
Hoechst NewCo II Share Purchase Agreement I ...13

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                                      -2-

Hoechst NewCo II Share Purchase Agreement II ..15
Hoechst NewCo II Shares ........................6
Hoechst NewCo III ..............................6
Hoechst NewCo III Share Purchase Counter-
Call Agreement ................................17
Hoechst NewCo III Share Purchase Counter-Put
Agreement .....................................18
Hoechst NewCo III Shares .......................6
Hoechst Payment Amount ........................44
Hoechst-MGG Share ..............................1
HSR Act .......................................22
IAS ............................................6
Improvements ..................................53
Income Tax ....................................81
Indemnification Period ........................39
Insolvency ....................................23
Insolvent .....................................23
Interests .....................................50
Investor NewCo .................................6
Key Employees .................................58
Lien ...........................................6
Loan Notes ....................................13
Loss ..........................................64
MAC Determination Notice ......................26
MAC Dispute Notice ............................26
Main MGG Purchase Price .......................13
Material Messer Companies ......................6
Material Messer Contracts .....................57
Material Messer Owned Real Property ...........53
Maximum Guaranteed Amount .....................42
Messer Capital Stock ..........................51
Messer Foreign Holding .........................6
Messer Group ...................................6
Messer Group Companies .........................7
Messer Real Estate .............................7
MGG ............................................1
MGG Designee ...................................7
MGG Guarantor .................................41
MGG Payment Date ..............................43
MGG Percentage ................................42
MIG.............................................1
MIG-MGG Share ..................................1
Minimum Damage Amount .........................37
Non-Fully Owned ................................7
Objection Notice ..............................72
Other Non-Controlled Covered Entity ............7
Participations ................................50
Payment Notice ................................43
Permits ........................................7
Permitted Liens ................................7
Person .........................................7
Plans .........................................59
Pre-Transaction Distributed Capital Situation..67
Pro Rata Exception Principle ..................65
Pro Rata Principle ............................64
Pro Rata Shareholding Principle ...............64
RAP ...........................................87
Recontribution Note ...........................36
Reference Deed .................................2
Reimbursement Application .....................89
Share Loan Agreement ..........................12
Singapore Separation Agreement ................24
Site ...........................................7
Sold Covered Entity ............................7
Special Foreign Companies ......................7
Special Non-Controlled Covered Entity ..........7
Standstill Period .............................46
Subsidiary .....................................7
Tax ............................................8
Tax Authority ..................................8
Tax Indemnification Company ....................8
Tax Return .....................................8
Threshold .....................................65
Total Compensation .............................8
Total Exposure ................................42
Total MGG Payment .............................43
Write-Downs ...................................30

                                   WITNESSETH

         WHEREAS, Messer Griesheim GmbH (the "COMPANY" or "MGG") is engaged, directly and through subsidiaries, in various business activities, including without limitation the business of developing, producing and marketing industrial gases (all of such business activities other than activities related to the cutting and welding business which has been or agreed to be sold to MIG, collectively the "GAS BUSINESS").

         WHEREAS, MGG is a limited liability company organized and existing under the laws of the Federal Republic of Germany, registered with the commercial register of the Amtsgericht Frankfurt am Main under No. HR B 7812, and its stated share capital amounts to DM 540,000,000 (in words: Deutsche Mark five hundred and forty million) which is represented as of the date hereof by two (2) shares as follows: one (1) share with a nominal value of DM 360,000,000 is held by Hoechst (the "HOECHST-MGG SHARE") and one (1) share with a nominal value of DM 180,000,000 is held by certain members of the Messer family through the Messer Industrie GmbH ("MIG") (the "MIG-MGG SHARE" and together with the Hoechst MGG Share, the "COMPANY SHARES").

         WHEREAS, Hoechst is interested in having a right to sell its interest in the Gas Business and to sell shares in certain Chinese companies, and Investor NewCo is interested in buying such interest and MGG in buying such shares in the Chinese companies.

         WHEREAS, MIG is interested in remaining active in the Gas Business and in accepting Investor NewCo as a new shareholder of the Company.

         WHEREAS, Investor NewCo had the opportunity to conduct a due diligence with respect to substantive matters of the Messer Group Companies prior to the notarization of this Agreement (the "DUE DILIGENCE").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

INTRODUCTORY REMARKS

At certain places in this Agreement reference is made to a "Reference Deed" which deed shall mean the notarial deed of notary public Dr. Peter Gamon in Frankfurt (Ur.-Nr. G 679/2000 (the "REFERENCE DEED"). In this Reference Deed, Ms. Silvia Marxen acted as a representative for all parties of this Agreement without power of attorney. The parties hereby approve all declarations made by Ms. Marxen and hereby confirm that they have full knowledge of the content of the Reference Deed. Furthermore, the parties hereby incorporate such Reference Deed into this Agreement and waive their right to have such Reference Deed read aloud and attached hereto. The Reference Deed was available for inspection during the notarization of this Agreement. Wherever in this Agreement reference is made to Exhibits, and these Exhibits are not attached hereto, the reference is made to the Exhibits of the Reference Deed.

1.       CERTAIN DEFINITIONS

The following terms shall have the following meanings:

"ACETYLENE COMPANIES" means Messer Mostar Plin d.o.o., Compania de Productos (COPA 3091), Gases Industriales S.A. de C.V., Messer Namibia (Propietary) Ltd., Messer Energo Gaz S.R.L., Messer Industrial Gases (Private) Limited, Industrial Gases (Trinidad), Messer Haiphong (Vietnam) Industrial Gases Ltd.

"ACIC" means Aventis (China) Investment Co. Ltd.

"AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

"AGREEMENT" means this Business Combination Agreement including all Exhibits thereto.

"ANCILLARY AGREEMENTS" means the following agreements including all Exhibits thereto: the Hoechst NewCo II Contribution Agreement, the Forward Sale Agreement I, the Forward Sale Agreement II and the Share Loan Agreement.

"APPLICABLE LAW" means any statute, law, ordinance, rule, regulation or code of any Governmental Entity applicable to a specific legal entity or situation.

"AVENTIS" means Aventis, a stock company under French law with a supervisory board and its registered offices in Schiltigheim, France.

"AVENTIS CHINA COMPANIES" means the companies listed in EXHIBIT A (and being identical with the companies defined as ACIC Gas Companies in the China Sale and Purchase Agreement).

"BUSINESS DAY" means any day that is not a Saturday, Sunday or any other day on which banks are required by Applicable Law to be closed in the State of Hessen, Federal Republic of Germany.

"CHINA DROP DATE" means the first day following the expiry of a period of twenty-four (24) months after the Closing Date.

"CHINA INTERESTS" means the shareholding of ACIC in the Aventis China Companies (and being identical with the ACIC Gas Interests as defined in the China Sale and Purchase Agreement).

"CLOSING" means the consummation of the transactions to be performed at the Closing Date.

"COMBINATION DOCUMENTS" means this Agreement including its Exhibits, the Ancillary Agreements, the China SPA, the Singapore Separation Agreement, the Hoechst NewCo II Share Purchase Agreement I, the Hoechst NewCo II Share Purchase Agreement II, the Hoechst NewCo III Share Purchase Counter-Call Agreement, the Hoechst NewCo III Share Purchase Counter-Put Agreement, the Foreign Sub Contribution Agreement and the Hoechst NewCo II Contribution Receivable Purchase Agreement, all including all Exhibits thereto.

"CONSOLIDATED MESSER COMPANIES" means MGG and the Messer Group Companies which have been fully consolidated in the Financial Statements 1999.

"CONTRACTUAL INTEREST RATE" means, in respect of any calendar quarters, interest at a rate of EURIBOR (six months) + 100 basis points as per the first banking day of that calendar quarter in which the respective interest period starts, adjusted every new calendar quarter after such first banking day to the then prevailing EURIBOR (six months), and ending on the day on which payment is received by the other party, and which interest shall be calculated on the basis of the number of days elapsed during such period divided by 360 to be compounded semiannually.

"CONTROLLED COVERED ENTITY" means the entities described as such in EXHIBIT
4.17.

"DAMAGE CONTROL EXPENSES" means (i) costs and damages incurred or payments made after the Financial Date to implement a Damage Control Measure, including without limitation the technical and analytical costs, excavations, transportation, storage and treatment of polluted soil and groundwater, and (ii) costs and expenses, including fees, disbursements and expenses of legal counsel, experts and engineers related to the foregoing and incurred after the Financial Date; PROVIDED that such costs and damages under (i) are kept as low as possible consistent with applicable requirements of Environmental Law and Permits, and such costs under (ii) are commercially reasonably incurred. Expressly excluded are (i) internal administrative and overhead costs of implementation of the Damage Control Measures and (ii) damages resulting from a business interruption to the extent covered by insurances in force as of the Financial Date which insurances shall be deemed to remain in force indefinitely. In the event that a Damage Control Measure is undertaken as part of a construction project, only the additional expenses incurred in connection with such construction project on account of the Environmental Contamination shall be considered a Damage Control Expense.

"DAMAGE CONTROL MEASURES" means any measures (including penalties and damage payments to third parties) undertaken by any of the Environmental Companies arising from an Environmental Damage.

"DATE HEREOF" means September 5, 2000.

"ENVIRONMENTAL COMPANIES" means the Environmental Indemnification Companies and the Acetylene Companies.

"ENVIRONMENTAL CONTAMINATION" means any pollutants, contaminants or other substances (including liquids, solids, gases) that are present in or on buildings, surface water, soil air, soil or ground water or emitted from the respective real property, that, pursuant to any Environmental Law applicable at the location of the Environmental Contamination, are required to be remediated.

"ENVIRONMENTAL DAMAGE" means any liability or obligation of (i) an Environmental Indemnification Company arising from any Environmental Contamination that (A) exists on the Messer Real Estate on the Closing Date, or (B) has migrated from the Messer Real Estate on or prior to the Closing Date, or (C) has otherwise been caused by an Environmental Indemnification Company on or prior to the Closing Date, or (ii) any of the Acetylene Companies arising from an Environmental Contamination to the extent it relates to the current or former production of acetylene, including purification and cleaning or maintenance of the machinery, other equipment and transportation vehicles or containers used therefor and the disposal of wastes resulting therefrom, and that (A) exists on the Closing Date on the real estate owned or otherwise occupied by an Acetylene Company on the Closing Date, or (B) has migrated from such real estate on or prior to the Closing Date, or (C) has otherwise been caused by an Acetylene Company on or prior to the Closing Date.

"ENVIRONMENTAL INDEMNIFICATION COMPANIES" means the Material Messer Companies, all Messer Group Companies which have their registered seat in India, Industrial Gases Ltd. (Trinidad), Messer Spain S.A. and Sauerstoffvertrieb Wilhelm Geldbach GmbH & Co. KG.

"ENVIRONMENTAL LAW" means all federal, state and local German and non-German statutes, regulations, ordinances, Permits and similar provisions, including standards and common law having the force or effect of law, concerning as legislative objective or in the individual case the protection of health or pollution or protection of the environment, as such laws are in effect prior to or on the Closing Date, and all judicial and administrative orders and determinations based on such laws.

"FINANCIAL DEBT" means any interest bearing payment obligations to banks or similar financial institutions (Section 266 III C No. 2 HGB - German Commercial Code).

"FINANCIAL GUARANTEE" means a guarantee or similar enforceable contractual obligation given by a Person to secure the Financial Debt of another Person.

"FINANCIAL STATEMENTS 1999" means the consolidated audited IAS financial statements of the Company for the business year ending on December 31, 1999.

"FINANCIAL STATEMENTS 2000" means the consolidated financial statements of the Company and the individual financial statements of the Consolidated Messer Companies for the business year ending on December 31, 2000.

"FULLY OWNED" used with respect to any Messer Group Company means such company which is directly or indirectly 100% owned by MGG.

"GOVERNMENTAL ENTITY" means any foreign or domestic government, agency, governmental department, commission, board, bureau, court or instrumentality or any state or other political subdivision thereof (whether now or hereafter constituted and/or existing) and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"HOECHST" means Hoechst Aktiengesellschaft.

"HOECHST GROUP" means Hoechst, Aventis and any of their Affiliates other than the Messer Group.

"HOECHST NEWCO IV" means DIOGENES Vierte Vermogensverwaltungs
Aktiengesellschaft, a German stock corporation (AKTIENGESELLSCHAFT) with a registered share capital of DM 100,000, to be converted and increased to EUR 60,000 prior to Closing, registered with the commercial register of AG Frankfurt am Main under HR B 42291 and being as of the date hereof a wholly owned subsidiary of Hoechst.

"HOECHST NEWCO III" means DIOGENES Zwanzigste Vermogensverwaltungs GmbH, a German limited liability company (GmbH) with a registered capital of EUR 25,000 registered with the commercial register of Frankfurt am Main under HR B 48032 and being as of the date hereof a wholly owned subsidiary of Hoechst.

"HOECHST NEWCO II OPTION SHARES" means 60,000 shares in Hoechst NewCo II with no par value, each share giving a participation right of EUR I and being identical with the Hoechst NewCo II Shares.

"HOECHST NEWCO II SHARES" means all of the issued and outstanding shares in Hoechst NewCo II as of the Closing Date.

"HOECHST NEWCO III SHARES" means all of the issued and outstanding shares in Hoechst NewCo III as of the date when such shares are transferred to Investor NewCo upon exercise of the Counter-Call Option or Counter-Put Option.

"IAS" means International Accounting Standards in effect as of the date of the related financial statements.

"INVESTOR NEWCO" means CORNELIA Verwaltungsgesellschaft mbH, a German limited liability company (GmbH) with a registered capital of EUR 25,000 registered with the commercial register Frankfurt am Main under HRB 50040.

"LIEN" means any lien, pledge, mortgage, deed of trust, security interest, charge, option, right of first refusal, easement, servitude, transfer restriction or other similar limitation whatsoever.

"MATERIAL MESSER COMPANIES" means the Companies listed in EXHIBIT B.

"MESSER FOREIGN HOLDING" means Messer International GmbH, a wholly owned subsidiary of MGG.

"MESSER GROUP" means all the Messer Group Companies together.

"MESSER GROUP COMPANIES" means MGG, Messer Foreign Holding and the companies listed in EXHIBIT C.

"MESSER REAL ESTATE" means Material Messer Owned Real Property and all real estate that is on or was prior to the Closing Date occupied by the Messer Group Companies or their predecessors.

"MGG DESIGNEE" has the meaning given to such term in the China SPA.

"NON-FULLY OWNED" used with respect to any Messer Group Company means any such company which is neither directly nor indirectly Fully Owned.

"OTHER NON-CONTROLLED COVERED ENTITY" means the entities described as such in
EXHIBIT 4.17.

"PERMITS" means permits, licenses, certificates, accreditations or other authorizations or consents of Governmental Entities.

"PERMITTED LIENS" means with respect to any real estate or asset any Lien which
(i) is imposed by Applicable Law, or (ii) in case of a security for Financial Debt, is granted for debt fully reflected in the respective accounts of a Material Messer Company or (iii) in case of a servitude, easement or similar limitation, does not materially negatively affect the use of the relevant asset whereby negative effects already existing on or prior to the date hereof shall never be regarded as relevant.

"PERSON" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, Governmental Entity or other entity.

"SITE" means one or more pieces of land forming a single production or distribution facility which is used by an Environmental Company as of the Closing Date.

"SPECIAL FOREIGN COMPANIES" means Messer Group Inc..

"SPECIAL NON-CONTROLLED COVERED ENTITY" means the entities described as such in
EXHIBIT 4.17.

"SOLD COVERED ENTITY" means the entities described as such in EXHIBIT 4.17.

"SUBSIDIARY" means with respect to any Person, a corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a com-bination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons control the managing board or general partner of such partnership, association or other business entity.

"TAX" means any (i) German federal, state or local tax within the meaning of
Section 3 of the German Tax Act (ABGABENORDNUNG) and (ii) respective non-German federal, state or local tax, including for (i) and (ii) any interest, penalties or additions to Tax or additional amounts with respect to the foregoing.

"TAX AUTHORITY" means any German or non-German Governmental Entity, agency, body or other regulatory authority that is responsible for the assessment, administration or collection of any Taxes in any jurisdiction.

"TAX INDEMNIFICATION COMPANY" means any Messer Group Company which is either a Consolidated Messer Company or a Material Messer Company and all Messer Group Companies which have their registered seat in India.

"TAX RETURN" means any return, report or similar written statement required to be filed with any Tax Authority in respect of any Tax.

"TOTAL COMPENSATION" means the Main MGG Purchase Price plus the Hoechst NewCo II Receivable Purchase Price plus the China Purchase Price; PROVIDED that if the China SPA will not be consummated, the Total Compensation shall not include the China Purchase Price. For the purpose of clarity only, the specific elements of Total Compensation consist of

      (i)   the Loan Notes (Section 2.7(a)(iii)) in an amount of EUR 281,000,000
      (ii) the Deferred Purchase Price (Section 2.7(a)(ii)) in an amount of EUR 153,000,000
      (iii) a cash payment at Closing (Section 2.7(a)(i)) in an amount of EUR 34,000,000

            ((i) through (iii) the Main MGG Purchase Price in the amount of EUR 468,000,000)

      (iv) the Hoechst NewCo II Receivable Purchase Price (Section 2.7(b))in an amount of EUR 200,000,000

      (v)   the China Purchase Price (Section 2.5) in an amount of
            EUR 32,000,000.

      Accordingly, the Total Compensation amounts to EUR 700,000,000.

      2.    TRANSACTIONS FORMING THE BUSINESS COMBINATION

            2.1 CERTAIN DATES. The following dates shall have the following meanings and shall occur as described:

                  "FINANCIAL DATE" shall be August 31, 2000 24:00 h at each jurisdiction affected.

                  "CLOSING DATE" shall be the fifth (5th) Business Day following the day at which the conditions set forth in Section 3.1 have been fulfilled, but not earlier than twenty (20) Business Days after the notarization of this Agreement, unless otherwise mutually agreed by Hoechst and Investor NewCo in writing.

            2.2 MGG'S PRE-CLOSING RESTRUCTURING. Prior to the execution of this Agreement, MGG has contributed and transferred the Special Foreign Companies to the capital of Messer Foreign Holding on the basis of a contribution agreement, a copy of which is attached as EXHIBIT 2.2, (the "FOREIGN SUB CONTRIBUTION AGREEMENT"). MGG shall use reasonable best efforts to have the capital increase connected with the Foreign Sub Contribution Agreement registered as soon as possible with the commercial register (the "FOREIGN STEP-UP"). It is agreed that Hoechst shall have no other responsibility in relation to the foregoing than give to the extent legally possible respective instructions to the management of MGG. If requested by Investor NewCo, MGG agrees to promptly procure a transfer of the Special Foreign Companies from Messer Foreign Holding to a newly created special purpose vehicle (including a VORRATSGESELLSCHAFT). Hoechst and MIG agree to procure the foregoing.

      2.3   [Intentionally left blank].

      2.4 CONTRIBUTION AND TRANSFER OF HOECHST-MGG SHARE TO HOECHST NEWCO II. Promptly after the execution of this Agreement, Hoechst shall procure a capital increase of Hoechst NewCo II in such an amount that the stated capital of Hoechst NewCo II will amount to EUR 60,000 and shall subscribe for such new capital. Such capital increase shall not be effected by a cash payment of Hoechst but through a contribution in kind. For such purpose Hoechst shall contribute to Hoechst NewCo II the Hoechst MGG Share, and Hoechst NewCo II shall accept such contribution of the Hoechst-MGG Share by executing a contribution agreement substantially as attached as
            EXHIBIT 2.4 (the "HOECHST NEWCO II CONTRIBUTION AGREEMENT"). In addition to the new shares in Hoechst NewCo II, Hoechst shall receive as consideration for the contribution of the Hoechst-MGG Share an amount of EUR 200,000,000 which Hoechst NewCo II shall owe to Hoechst as a loan (the "HOECHST NEWCO II CONTRIBUTION RECEIVABLE").

            Hoechst and Hoechst NewCo II shall initiate all acts and make all declarations necessary to procure that Hoechst NewCo II's capital increase shall be registered in the commercial register of Hoechst NewCo II as soon as possible, but not prior to the fulfillment of the closing condition set forth in Section 3.1(c).

      2.5 SALE OF CHINA INTERESTS(a) At the Closing Date MGG shall execute and Hoechst shall execute and procure that ACIC executes, an agreement substantially as attached in EXHIBIT 2.5 hereto (the "CHINA SALE AND PURCHASE AGREEMENT" or "CHINA SPA") regarding the direct or indirect sale and transfer to MGG or the MGG Designee (as defined in the China SPA) of the ACIC Gas Interests (as defined in the China SPA) and certain other assets of ACIC (the MCCO Assets as defined in the China Sale and Purchase Agreement). The purchase price to be set forth in the China Sale and Purchase Agreement shall amount to an aggregate of

                                 EUR 32 million
                          (the "CHINA PURCHASE PRICE")
                plus V.A.T., if applicable, at the applicable rate

      (b) From the date of the China Sale and Purchase Agreement until the China Closing Date (as defined in the China Sale and Purchase Agreement) the China Purchase Price shall accrue interest at an annual rate of 200 basis points above three months EURIBOR, compounded annually and to be calculated on the basis of 360 days. At the Closing, Investor NewCo shall deliver to Hoechst an unconditional guarantee in the amount of the China Purchase Price, expiring not before the China Drop Date (as defined in the China Sale and Purchase Agreement) and issued by Investor NewCo (the "CHINA PURCHASE PRICE GUARANTEE").

      (c) Those Exhibits to the China Sale and Purchase Agreement which have not yet been attached to the draft agreement attached as EXHIBIT 2.5 hereto shall be agreed upon by the Parties prior to the Closing Date in good faith and in accordance with the facts and principles relevant to them under the China SPA.

      (d) Prior to the Closing Date, the Parties shall (i) agree in good faith on whether and to what extent any provisions of the draft China Sale and Purchase Agreement attached as EXHIBIT 2.5 hereto shall, without being changed in substance, be moved prior to the execution of the China Sale and Purchase Agreement from the China Sale and Purchase Agreement into this Agreement or an Annex hereto and (ii) shall, if so agreed, amend this Agreement accordingly.

      (e) In the case of a conflict between the China Sale and Purchase Agreement and this Agreement with respect to any issue dealt with in the China Sale and Purchase Agreement, the provisions of the China Sale and Purchase Agreement shall prevail.

      (f) With respect to the allocation and charging of any fees for Management Services (as defined in the China SPA) Hoechst shall procure that in the period from the date of this Agreement until execution of the China SPA, ACIC will allocate and charge such fees only in accordance with past practice and with the principles and subject to the provisions set forth in the China SPA, PROVIDED, for the avoidance of doubt, that

            (i)   MGG shall pay

                  (A) the undisputed amount of the Funding Deficit (as defined in the China SPA) of RMB 22,8 million (EUR 3,1 million) on or before January 31, 2001,

                  (B) the remainder of the Funding Deficit as soon as the verification procedure provided for in the ninth whereas clause to the China SPA has resulted in an agreement as to the amount of such remainder, which payments shall both account for the cap set forth in
                  Section 7.2. of the China SPA and

           (ii) without limiting any payment obligations of MGG under this Agreement, until execution of the China SPA, ACIC shall not call any amount under any guarantee or other enforceable instrument issued with respect to the payment of fees and expenses for Management Services by MGG or any Affiliate of MGG in respect of such amounts, including, but not limited to, the undertakings of MGG under the letters of MGG to ACIC dated January 14 and September 13, 2000.

      2.6 SHARE LOAN OF HOECHST NEWCO II SHARES TO HOECHST NEWCO III. At the Closing Date, Hoechst and Hoechst NewCo III shall enter into a share loan agreement in form and substance as attached as EXHIBIT 2.6 (the "SHARE LOAN AGREEMENT") under which Hoechst lends to Hoechst NewCo III the Hoechst NewCo II Shares. The Share Loan Agreement shall provide for a maturity on January 12, 2002 and shall also provide that in case of an Aventis Credit Drop and a subsequent extension of the Call Option Period pursuant to Section 2.8., the maturity date shall be shifted to the date following the calendar day of the expiration of the extended Call Option Period.

      2.7 SALE OF HOECHST NEWCO II SHARES AND HOECHST NEWCO II CONTRIBUTION RECEIVABLE TO INVESTOR NEWCO.

            (a) At the Closing Date after execution of the Share Loan Agreement, Hoechst NewCo III shall sell and transfer to Investor NewCo the Hoechst NewCo II Shares, and Investor NewCo shall purchase and accept such transfer of the Hoechst NewCo II Shares by executing a purchase and assignment agreement in form and substance as attached as EXHIBIT 2.7(a)(1) (the "HOECHST NEWCO II SHARE PURCHASE AGREEMENT I"). The purchase price to be included in the Hoechst NewCo II Share Purchase Agreement I as owed by Investor NewCo as consideration for the sale and transfer of the Hoechst NewCo II Shares amounts to

                                         EUR 468,000,000

                                (the "MAIN MGG PURCHASE PRICE");

                  of which

                  (i)   EUR 34,000,000 are payable at the Closing Date;

                  (ii) EUR 153,000,000 plus interest (the "DEFERRED PURCHASE PRICE") are payable as set forth in Section 2.7(d) and

                  (iii) EUR 281,000,000 are not payable in cash but shall be payable by way of delivery of one or two loan notes (collectively the "LOAN NOTES") issued by Investor
                        NewCo and sellable at their aggregate face amount of EUR 281,000,000 at the Closing or immediately after the Closing. Such Loan Notes are to be delivered at the Closing Date, in a form reasonably satisfactory to Hoechst.

                  It is acknowledged by the parties that the amount for the Main MGG Purchase Price takes into account the amount of the purchase price for the Hoechst NewCo II Contribution Receivable.

            (b) At the Closing Date Hoechst shall sell and transfer to Investor NewCo the Hoechst NewCo II Contribution Receivable for a purchase price equal to its face value (i.e., EUR 200,000,000, the "HOECHST NEWCO II RECEIVABLE PURCHASE PRICE") pursuant to an assignment contract substantially as set forth in EXHIBIT 2.7(b).

            (c) The transfer of the Hoechst NewCo II Shares from Hoechst NewCo III to Investor NewCo shall be subject to the condition precedent of the receipt of (i) the Main MGG Purchase Price by Hoechst NewCo III to the extent due and payable at the Closing Date and in form of cash and notes as set forth in Section 2.7(a) and (ii) the Hoechst NewCo II Receivable Purchase Price by Hoechst.

            (d) The Deferred Purchase Price in the amount of EUR 153,000,000 is due and payable on the third anniversary of the Closing Date, including interest thereon at a rate of 350 basis points above three months EURIBOR, compounded annually and to be calculated on the basis of 360 days, which interest shall be paid together with the payment of the principal amount. However, the Deferred Purchase Price shall become immediately due and payable upon (A) a sale and transfer, including by merger, of an equity interest of ACP or the GS Funds in Investor NewCo which would result in ACP and the GS Funds together no longer holding the majority of the votes and equity interests in Investor NewCo (without taking into account any shares, options, warrants or convertible securities issued to management or to providers of debt financing), (B) a sale of all or substantially all assets of Investor NewCo, (C) any Insolvency of Investor NewCo or (D) a liquidation of Investor NewCo.

                  Investor NewCo hereby covenants that until the date the Deferred Purchase Price plus interest shall have been paid in full

                  (i) Investor NewCo shall not make any dividend distributions and not repay any shareholder loans and shall not grant any loans except to its Subsidiaries or to the members of the management of such Subsidiaries or as contemplated by the Singapore Separation Agreement; PROVIDED that in connection with a contribution of MIG's newly created interest in Hoechst NewCo II to Investor NewCo, Investor NewCo may pay as consideration to MIG one or more cash amounts promptly or at a later date (including any loans created in connection therewith and including any repay-ments of such loans) as reflected in EXHIBIT 4.12(h).

                  (ii) Investor NewCo shall not make any payments under the Loan Notes and hereby confirms that such Loan Notes will be junior to the obligation to pay the Deferred Purchase Price such that such Loan Notes shall not be paid before Hoechst NewCo III shall have received the full amount of the Deferred Purchase Price.

                  Investor NewCo shall be entitled to prepay the Deferred Purchase Price at any time without any penalty.


      2.8 CALL OPTION, FOR HOECHST NEWCO II OPTION SHARES. Investor NewCo herewith grants to Hoechst NewCo III the option (the "CALL OPTION") to require Investor NewCo to sell and transfer to Hoechst NewCo III the Hoechst NewCo II Option Shares with economic and legal effect on January 11, 2002. Hoechst NewCo III may exercise the Call Option from January 01, 2002 until January 11, 2002, or any time before January 11, 2002 in case of an Insolvency of Investor NewCo, Hoechst NewCo II or MGG (the "CALL OPTION PERIOD"), PROVIDED that in case of an Aventis Credit Drop the Call Option Period shall upon request of Aventis be extended; PROVIDED that such request shall not cause the Call Option Period to terminate at a date later than ten (10) weeks after the Aventis Credit Drop has occurred. In case of such an extension of the Call-Option Period beyond January 11, 2002, all other periods relating to the Call Option, Counter-Call Option or Counter-Put Option shall be extended accordingly, including any payments dates for purchase prices due thereunder and also including the date upon which the sale and transfer of the Hoechst NewCo II Option Shares to Hoechst NewCo III hereunder shall become economically and legally effective.

            For the purpose of executing the Call Option, Investor NewCo hereby irrevocably offers to Hoechst NewCo III to sell and transfer the Hoechst NewCo II Option Shares within the Call Option Period as set forth in the share purchase agreement attached hereto as EXHIBIT 2.8(a) (the "HOECHST NEWCO II SHARE PURCHASE AGREEMENT II"), subject to any necessary antitrust approvals, for a purchase price equal to the Main MGG Purchase Price (the "CALL OPTION PRICE"). Upon due exercise of the Call

            Option by Hoechst NewCo III, the Call Option Price becomes due and payable on January 31, 2002, subject to any necessary antitrust approvals.

            Hoechst NewCo III may exercise the Call Option by accepting the offer of Investor NewCo in writing within the Call Option Period, to be sent to Investor NewCo any time prior to the expiration of the Call Option Period, in which case, and only then, the Hoechst NewCo II Share Purchase Agreement II shall become effective without any further acts being required, PROVIDED, however, that the Call Option can only be exercised (i) upon delivery of a certificate to Investor NewCo set forth in EXHIBIT 2.8(b) and duly executed by the management of Hoechst, Hoechst NewCo II and Hoechst NewCo III, and
            (ii) subject to the following paragraph, the credit rating of Aventis has not dropped below BBB of Standard & Poor's credit rating as published by Standard & Poor's on or before December 1, 2001 (an "AVENTIS CREDIT DROP"). For purposes of delivery of such certificate Investor NewCo hereby irrevocably authorizes each of Dr. Christof Jackle of Hengeler Muller Weitzel Wirtz, Bockenheimer Landstrasse 53, Frankfurt and Dr. Walter Henle of Baker & McKenzie, Theatinerstr. 23, 80333 Munchen, separately as agents of process to receive and confirm the receipt of the notice of Hoechst NewCo III to exercise the Call Option and such certificate.

            In case of an Aventis Credit Drop the Call Option can only be exercised by Hoechst NewCo III if Aventis shall have delivered to Investor NewCo an unconditional bank guarantee (UNBEDINGTE SELBSTSCHULDNERISCHE BANKGARANTIE) of an internationally recognized bank securing the rights of Investor NewCo under Section 4.14 in an amount of the Minimum Damage Amount. If so requested by Hoechst, Hoechst and Investor NewCo will promptly after an Aventis Credit Drop negotiate in good faith on an instrument replacing such bank guarantee as suggested by Hoechst with a view to provide comparable protection for Investor NewCo.

      2.9 COUNTER-CALL OPTION FOR HOECHST NEWCO III SHARES. Hoechst herewith grants to Investor NewCo the option (the "COUNTER-CALL OPTION") to require Hoechst to sell and transfer to Investor NewCo the Hoechst

            NewCo III Shares with economic and legal effect as of the day of the exercise of the Counter-Call Option. Investor NewCo may exercise the Counter-Call Option under the condition that Hoechst NewCo III has exercised the Call Option. Subject to the foregoing sentence Investor NewCo can exercise the Counter-Call Option between January 16, 2002 and January 23, 2002 (the "COUNTER-CALL OPTION PERIOD"). For the purpose of executing the Counter-Call Option Hoechst hereby irrevocably offers to Investor NewCo to sell and transfer the Hoechst NewCo III Shares within the Counter-Call Option Period under the terms and conditions set forth in the share purchase and assignment agreement attached hereto as EXHIBIT 2.9(a) (the "HOECHST NEWCO III SHARE PURCHASE COUNTER-CALL AGREEMENT"), subject to any necessary EU and US antitrust approvals, for a purchase price of EUR 25,000 (the "COUNTER OPTION PRICE"). Upon due exercise of the Counter-Call Option by Investor NewCo, the Counter Option Price becomes due and payable on January 31, 2002, subject to any necessary EU and US antitrust approvals. Investor NewCo may exercise the Counter-Call Option by accepting the foregoing offer of Hoechst by notarized (German or Basel notary) acceptance deed (for example in the form substantially as also set forth in EXHIBIT 2.9(b)) within the Counter-Call Option Period, in which case, and only then, the Hoechst NewCo III Share Purchase Counter-Call Agreement shall become effective, without any further acts being required.

            The Counter-Call Option (as well as the Counter-Put Option agreed in
            Section 2.10 hereinafter) shall be deemed to be duly and timely exercised if the acceptance deed has been notarized during the Counter-Call Option period irrespective of receipt of such deed by Hoechst or Investor NewCo, as the case may be. The then officiating notary shall be instructed to promptly deliver a notarized copy of the respective acceptance deed to the respective other party.

            For the avoidance of doubt: In case Hoechst NewCo III exercises the Call Option, Hoechst NewCo III shall subsequently transfer the Hoechst NewCo II Option Shares to Hoechst as part of its obligations under the Share Loan Agreement and Hoechst will have sold and transferred the Hoechst NewCo II Option Shares to a Subsidiary of Dresdner Bank (the

            "BANK SUB") on the basis of the Forward Sales Agreement I, and the Bank Sub will have transferred the Hoechst NewCo II Option Shares to Hoechst NewCo III on the basis of the Forward Sales Agreement II, so that Hoechst NewCo III is during the Counter-Call Option Period and the Counter-Put Option Period the sole owner of the Hoechst NewCo II Option Shares without any remaining obligations under the Share Loan Agreement or otherwise vis-a-vis Aventis or its Affiliates.

            The Counter-Call Option Period shall be shifted if, due to an Aventis Credit Drop, the Call Option Period is extended pursuant to
            Section 2.8. In that case, the Counter-Call Option Period shall commence 5 days after the expiration of the extended Call-Option Period and shall expire 12 days after the expiration of the extended Call Option Period. In such event the Counter-Call Option Price shall become due and payable twenty days after the expiration of the extended Call Option Period.

      2.10 COUNTER-PUT OPTION FOR HOECHST NEWCO III SHARES. Investor NewCo herewith grants to Hoechst the option (the "COUNTER-PUT OPTION") to require Investor NewCo to buy and accept transfer from Hoechst of the Hoechst NewCo III Shares with economic and legal effect as of the day of the exercise of the Counter-Put Option. Hoechst may exercise the Counter-Put Option under the condition that Hoechst NewCo III has exercised the Call Option and Investor NewCo has not exercised the Counter-Call Option. Subject to the foregoing sentence Hoechst can exercise the Counter-Put Option between January 24, 2002 and January 31, 2002 (the "COUNTER-PUT OPTION PERIOD"). For the purpose of executing the Counter-Put Option Investor NewCo hereby irrevocably offers to Hoechst to buy and accept transfer of the Hoechst NewCo III Shares within the Counter-Put Option Period under the terms and conditions set forth in the share purchase and assignment agreement set forth in EXHIBIT 2.10(a) (the "HOECHST NEWCO III SHARE PURCHASE COUNTER-PUT AGREEMENT"), subject to any necessary EU and US antitrust approvals, for a purchase price equal to the Counter Option Price (the "COUNTER-PUT OPTION PRICE"). Upon due exercise of the Counter-Put Option by Hoechst, the Counter Option Price becomes due and payable on January 31, 2002, subject to any necessary EU and US antitrust approvals. Hoechst may exercise the Counter-Put Option by accepting the forego-ing offer of Investor NewCo by notarized (German or Basel notary) acceptance deed (for example in the form substantially as set forth in EXHIBIT 2.10(b)) within the Counter-Put Option Period, in which case, and only then, the Hoechst NewCo III Share Purchase Counter-Put Agreement shall become effective without any further acts being required.

            The Counter-Put Option Period shall be shifted if, due to an Aventis Credit Drop, the Call Option Period is extended pursuant to
            Section 2.8, and the Counter-Call option Period is consequently shifted pursuant to Section 2.9. In that case, the Counter-Put Option Period shall commence 13 days after the expiration of the extended Call Option Period and shall expire 20 days after the expiration of the extended Call Option Period, upon which date the Counter-Put Option Price shall become due and payable.

      2.11 SUMMARY OF STEPS. The steps described in Sections 2.2 through 2.10 may be summarized for illustration purposes as follows:

--------------------------------------------------------------------------------------------------
                                                                                  SECTION IN
  NO.    TIME                             ACTION                                   AGREEMENT
--------------------------------------------------------------------------------------------------
   1     In 2000 and before Closing       Step-up of Special Foreign                  2.2
         Date                             Companies by contribution to
                                          Messer Foreign Holding.
--------------------------------------------------------------------------------------------------
   2     Before Closing Date              Contribution by Hoechst of                  2.4
                                          Hoechst-MGG Share to Hoechst
                                          NewCo II.
--------------------------------------------------------------------------------------------------
   3     Closing Date                     Execution of China SPA; delivery            2.5
                                          of China Purchase Price
                                          Guarantee.
--------------------------------------------------------------------------------------------------
   4     Closing Date                     Share loan by Hoechst of Hoechst            2.6
                                          NewCo II Shares to Hoechst
                                          NewCo III.
--------------------------------------------------------------------------------------------------
   5     Closing Date                     Sale and transfer by Hoechst                2.7
                                          NewCo III of Hoechst NewCo II
                                          Shares and by Hoechst of claims
                                          from Hoechst NewCo II
                                          Contribution Receivable to
                                          Investor NewCo; partial
                                          "payment" of Main MGG
                                          Purchase Price; and payment of
                                          Hoechst NewCo II Receivable
                                          Purchase Price.
--------------------------------------------------------------------------------------------------


                                      -20-


--------------------------------------------------------------------------------------------------
                                                                                  SECTION IN
  NO.    TIME                             ACTION                                   AGREEMENT
--------------------------------------------------------------------------------------------------
   6     Closing Date                     Execution of Forward Sale                 3.1(b)
                                          Agreements I and II.
--------------------------------------------------------------------------------------------------
   7     Closing Date                     Payments by Hoechst for Covered           4.17(m)
                                          Guarantees.
--------------------------------------------------------------------------------------------------
   8     Until January 11, 2002 (subject  Possible exercise by Hoechst                2.8
         to extension of Call Option      NewCo III of Call Option; then
         Period in case of Aventis        transfer of Hoechst NewCo II
         Credit Drop)                     Option Shares by Investor NewCo
                                          to Hoechst NewCo III.
--------------------------------------------------------------------------------------------------
   9     January 12, 2002 (subject to     Transfer of Hoechst NewCo II                2.6
         extension of Call Option         Option Shares from Hoechst
         Period to be postponed to first  NewCo III to Hoechst pursuant to
         day after expiration of          Share Loan Agreement.
         extended Call Option Period)
--------------------------------------------------------------------------------------------------
   10    January 13, 2002 (subject to     Transfer of Hoechst NewCo II                2.9
         extension of Call Option         Option Shares to Bank Sub and to
         Period to be postponed to        Hoechst NewCo III pursuant to
         second day after expiration of   Forward Sale Agreement I and II
         extended Call option Period)
--------------------------------------------------------------------------------------------------
   11    Between January 16, 2002 and     Possible exercise by Investor               2.9
         January 23, 2002 (subject to     NewCo of Counter-Call Option
         extension of Call Option         against Hoechst; then transfer of
         Period to commence 5 days        Hoechst NewCo III Shares from
         after the expiration of the      Hoechst to Investor NewCo.
         extended Call-Option Period
         to expire 12 days after the
         expiration of the extended Call
         Option Period)
--------------------------------------------------------------------------------------------------
   12    Between January 24, 2002 and     Possible exercise by Hoechst of             2.10
         January 31, 2002 (subject to     Counter-Put Option against
         extension of Call Option         Investor NewCo; then transfer of
         Period to commence 13 days       Hoechst NewCo III Shares from
         after the expiration of the      Hoechst to Investor NewCo.
         extended Call Option Period
         and to expire 20 days after the
         expiration of the extended Call
         Option Period)
--------------------------------------------------------------------------------------------------
   13    24 months after Closing          Final date for completion of                2.5
                                          China SPA; payment of China
                                          Purchase Price at China Closing
                                          Date.
--------------------------------------------------------------------------------------------------
   14    No later than the third          Payment of Deferred Purchase               2.7(d)
         anniversary of the Closing       Price
         Date
--------------------------------------------------------------------------------------------------

      2.12 CLOSING TRANSACTIONS. The closing of the transactions contemplated by this Agreement to be consummated shall take place on the respective dates at such time and place as set forth in the Combination Documents or as the parties hereto designate in writing. The "CLOSING TIME" shall be deemed to occur in each jurisdiction affected at 00:01 a.m. (local time) on the respective date.

            Following the Closing, each party shall execute any additional documents or perform such acts or measures as reasonably required by any other party which are necessary or reasonably advisable to fully consummate the relevant transactions to be consummated hereunder; PROVIDED that no party is obliged to assume any particular costs not otherwise contemplated in this Agreement as a result of the foregoing.

3.    CONDITIONS TO CLOSING

      3.1 CONDITIONS TO THE PARTIES' OBLIGATIONS. The obligation of the parties hereto to consummate the transactions contemplated by this Agreement to be performed on the Closing Date is subject to the satisfaction of the following conditions (each of which -- except for the condition stated in (c) below -- may be partially or entirely waived by all the parties hereto in their sole discretion with respect to the respective party's obligation to close) as of the Closing Date; PROVIDED, however, that the closing conditions set forth (i) in para. (b), (f), (g), (h), (j), (l) (m), (n) and (o) of this Section 3.1 shall only be for the benefit of Investor NewCo, and (ii) in para. (k) and (p) of this Section 3.1 shall only be for the benefit of Hoechst.

            (a) The relevant parties shall have executed each of the Ancillary Agreements.

            (b) Each of Hoechst and Hoechst NewCo III shall have executed forward sale agreements with Bank Sub (or any other internationally recognized bank) substantially as attached in
                  EXHIBIT 3.1(b)(i) in case of Hoechst (the "FORWARD SALE AGREEMENT I"), and in EXHIBIT 3.1(b)(ii) in case of Hoechst NewCo III (the "FORWARD SALE AGREEMENT II"), as a result of which Hoechst NewCo III will receive the Hoechst NewCo II Shares two days after the expiration of the Call Option Period. Such agreements shall be in full force and effect and not terminated as of the Closing Date.

            (c) The transactions contemplated by this Agreement can be lawfully consummated under Regulation (EU) 4064/89 as amended (the "EU REGULATION"), and/or EU member state merger control laws in Germany, Austria and Ireland and the waiting period applicable to such transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the "HSR ACT"), if applicable, shall have expired or been terminated (such approvals under the EU Regulation and applicable EU members states merger control laws and such expiration or termination under the HSR Act being collectively referred to herein as the "ANTITRUST APPROVALS").

            (d) Each of the parties shall have in all material respects duly performed and complied with all of its covenants and obligations in this Agreement required to be so performed or complied with by the party concerned prior to the Closing Date.

            (e) The capital increase of Hoechst NewCo II resulting from the execution of the Hoechst NewCo II Contribution Agreement shall have been registered in the commercial register of Hoechst NewCo II.

            (f) Between the date hereof and the Closing Date, there have not been one or more occurrences or events out of the usual course specifically relating to a Messer Group Company, each material by effect, that have caused or would reasonably be expected to cause, individually or in the aggregate, an adverse change on or with respect to the Messer Group and/or the business of the Messer Group, in each case taking the Messer Group as a whole, which adverse change would result in a decrease in the Equity Value of the Messer Group during the period between the date hereof and the Closing Date by at least EUR 125,000,000; PROVIDED that a change, development, occurrence or condition resulting from general economic conditions or in the business sector in which the Messer Group operates shall not be taken into account. For purposes of the foregoing, the "EQUITY VALUE" as of any particular date means the fair market value of all shares of MGG. It is acknowledged and agreed that for purposes of the foregoing the Equity Value of the Messer Group as of the date hereof amounts to EUR 1,002,000,000 (i.e., 150% of the Total Compensation without the China Purchase Price). For purposes of comparing Equity Value as of the date hereof to Equity Value as of any later date, Equity Value as of both such dates shall take into account, and assume, the full implementation of the arrangements and transactions contemplated by the Combination Documents.

            (g)   The representations and warranties of Hoechst contained in
                  Section 5 of this Agreement shall be true and correct in all respects as of the Closing Date or as of any other date, if specifically made as of such other date; PROVIDED that the foregoing condition shall only be deemed not satisfied if the aggregate Losses arising out of or resulting from, or which could reasonably be expected to arise of or result from, all such representations and warranties which turn out not to be true and correct as of the dates they were given -- determined without deducting or otherwise taking into account any applicable De Minimis Amount or the Threshold -- exceed EUR 50 million.

            (h) No Insolvency, as defined hereinafter, shall have occurred with respect to any of the Messer Group Companies listed in
                  EXHIBIT 3.1(h) and none of the Messer Group Companies listed in EXHIBIT 3.1(h) shall have become insolvent, as defined hereinafter. "INSOLVENCY" means bankruptcy or composition proceedings have been applied for or such application has been rejected due to lack of assets or circumstances exist which would compel such proceedings. "INSOLVENT" means in respect of the respective company that (i) it is unable to pay debts as they fall due or it suspends making payments on its debts,
                  (ii) a moratorium is declared or otherwise occurs in respect of any of/all or any class of its indebtedness, (iii) the commencement of formal negotiations with creditors with the objective to generally reschedule indebt-edness by reason of actual or anticipated financial difficulties, (iv) its shareholders take any steps or legal proceedings are commenced in relation to its winding-up, liquidation, dissolution or reorganization or any analogous procedure in any jurisdiction if such proceedings have not been discharged on or before the Closing Date, or (v) it or its shareholders take any steps or legal proceedings are commenced in relation to the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the relevant company or any of its material assets if such steps or proceedings have not been terminated or discharged on or before the Closing Date.

            (i)   [intentionally left blank]

            (j) Hoechst shall have delivered to Investor NewCo an unconditional guarantee of Aventis, substantially as set forth in EXHIBIT 3.1(i), accompanied by a legal opinion rendered by Shearman & Sterling (Paris), in form and substance reasonably acceptable to Investor NewCo.

            (k)   Hoechst shall have received the China Purchase Price
                  Guarantee.

            (l) Hoechst, Aventis, MIG, MGG, Investor NewCo and certain special purpose vehicles shall have executed a Formation, Funding and Shareholders' Agreement relating to Singapore Syngas Pte. Ltd. and Messer Singapore Pte. Ltd. (the "SINGAPORE SEPARATION AGREEMENT") substantially as set forth in EXHIBIT 3.1(l).

            (m) Investor NewCo shall not have reasonably determined that the representations and warranties contained in Section 5.20 are not true and correct in any respect, either when made or as of the Closing Date.

            (n) No event or development shall have occurred, and no information shall have come to the attention of Investor NewCo, which causes Investor NewCo to reasonably conclude that there is a reasonable likelihood that the investigation referred to in EXHIBIT D will result in the indictment or criminal or civil prosecution

                  (including the entry of any guilty plea, consent decree or similar resolution) of any Messer Group Company or any current officer or director of any Messer Group Company.

            (o) As of the Closing Date, no Messer Group Company, Aventis China Company or ACIC (to the extent related to the China
                  Interests) shall be involved, directly or indirectly, in any activity (other than the business activities of certain Messer Group Companies in Cuba) which, following consummation of the transactions contemplated by the Combination Documents, would constitute a violation on the part of any Material Messer Company, Investor NewCo or any shareholder of Investor NewCo, of the laws of the United States by virtue of Investor NewCo being controlled by an entity that is organized in and subject to the jurisdiction of the United States and, if applicable, Investor NewCo or its appropriate Affiliate having failed to obtain any required authorization or license so that they can lawfully consummate the transactions contemplated herein (other than the China SPA) under the laws of the United States. It is understood that Investor NewCo and MGG will not be obliged to consummate the China SPA if at the China Closing Date this condition is not satisfied with respect to the transactions contemplated by the China SPA.

            (p) Hoechst shall have received one or more commitments of one or more internationally recognized financial institutions, as referred to and further described in Section 4.18, reasonably satisfactory to Hoechst.

      3.2 NON-FULFILLMENT OF CLOSING CONDITIONS. If the non-fulfillment of any closing condition results from, or may be attributable to, a breach by any party of any representation and warranty or covenant or obligations hereunder, then such breaching party shall not be entitled to the benefit of this condition in respect of such consent or approval. No party is entitled to refuse to consummate or to delay the consummation of any of the transactions contemplated hereunder for any reason other than the non-satisfaction of any conditions made for its benefit, all as set forth in Section 3.1; PROVIDED that Hoechst's and Hoechst NewCoIII's respective obligations are subject to the receipt of the portion of the Total Compensation by Hoechst and Hoechst NewCo III which is due at the Closing Date, respectively.

      3.3 EXEMPTION OF CERTAIN TRANSACTION. If and to the extent the transactions to be performed on the Closing Date cannot be lawfully performed under the laws and regulations of specific countries outside the EU and the US due to merger control proceedings or other regulatory requirements despite the fulfillment of all closing conditions set forth in Section 3.1, the transactions to be performed on the Closing Date shall be performed to the maximum extent legally possible. The parties shall in such case agree on all appropriate measures to comply with such requirements including "hold separate" arrangements so that the affected countries can be exempted for the time being (until consummation is permitted) from the consummation of the remaining transaction. Hoechst shall comply with all reasonable requests of Investor NewCo as to the form and structure of such hold separate structure or any alternative mechanism or arrangement if and to the extent it does not lead to additional costs or liabilities of Hoechst. If the respective requirements are not met ten (10) months after the Closing Date, each of Hoechst and Investor NewCo can request a sale of the Messer Group Companies concerned to a third party, which sale shall be effected to the extent legally permissible in accordance with the instructions reasonably given by Investor NewCo. The proceeds of such sales shall be transferred by the Seller to MGG or such other companies as instructed by Investor NewCo net of taxes and fees and other expenses made. The foregoing shall not delay the Closing Date and the obligation of Investor NewCo to pay or procure the payment of the portions of the Total Compensation which are due at the Closing Date.

      3.4 MAC DETERMINATION AND BREACH OF REP DETERMINATION. In the event that Investor NewCo determines that the condition set forth in
            Section 3.1(f) has not been satisfied, it shall promptly notify Hoechst of such determination and provide Hoechst with a written statement briefly setting forth the basis for such determination
            (a "MAC DETERMINATION NOTICE"). In the event that Hoechst disagrees with such determination, it shall within five (5) Business Days of its receipt of such notice and statement from In-vestor NewCo, notify Investor NewCo of such disagreement and provide Investor NewCo with a statement briefly setting forth the basis for such disagreement (a "MAC DISPUTE NOTICE"). Such disagreement shall then promptly be submitted for resolution to UBS Frankfurt Investment Banking. In the event UBS is not prepared to act hereunder including to comply with the timetable provided hereinafter, Hoechst may propose an alternative investment bank, reasonably acceptable to Investor NewCo, to replace UBS. Such investment bank firm shall be directed to make a determination within fifteen (15) Business Days after engagement of whether the condition set forth in Section 3.1(f) has been satisfied or not, and which determination (the "FINAL MAC DETERMINATION") shall be final and binding upon all parties. The condition set forth in
            Section 3.1(f) shall be deemed not to have been satisfied during the period between the delivery of a MAC Determination Notice and the delivery of the Final MAC Determination. Following the delivery of the Final MAC Determination, (a) if the condition set forth in
            Section 3.1(f) has been determined to have not been satisfied, this Agreement may be terminated pursuant to Section 10.1(a) subject to the terms and conditions of such provision, and (b) if the condition set forth in Section 3.1(f) has been determined to have been satisfied, it shall for all purposes be deemed to have become satisfied at the date the Closing Date would have otherwise occurred without regard to proceedings set forth in this Section
            3.4. In the event that following delivery of a MAC Determination Notice, Hoechst fails to deliver a MAC Dispute Notice within the time period specified above for that purpose, the condition set forth in Section 3.1(f) shall be deemed for all purposes to have not been satisfied, and either party may thereafter terminate this Agreement pursuant to Section 10.1(a), subject to the terms and conditions of such provision. Until the Final MAC Determination has been rendered neither party is permitted to terminate this Agreement according to Section 10.1(a). If Investor NewCo wrongfully alleged a non-satisfaction of the condition set forth in
            Section 3.1(f), the Closing Drop Date shall be postponed for a period of five (5) Business Days after the Final MAC Determination, if this is after the Closing Drop Date, and the parties shall close the transactions contemplated to be closed at the Closing Date before any such new Closing Drop Date if all other closing conditions are fulfilled as provided for in this Agreement; PROVIDED however that the Closing Drop Date shall not be postponed be-yond May 15, 2001. The cost of the investment bank shall be allocated by applying Section 91 German Civil Procedure Code accordingly. Advance payments to the investment bank firm shall be made by Hoechst and Investor NewCo in equal amounts.

            The foregoing shall apply, MUTATIS MUTANDIS, in case of a dispute between the parties whether the closing condition set forth in
            Section 3.1(g) is fulfilled or not; PROVIDED that the breach must be determined by a law firm to be nominated by the investment bank.

4.    COVENANTS

      4.1 GENERAL. Subject to the terms of this Agreement and without limiting the obligations of the parties specified otherwise in this Agreement, each party shall perform its obligations hereunder and shall exert best efforts to cause each of the conditions set forth in Section 3.1 to be satisfied as soon as possible; PROVIDED that except as specifically provided herein, Hoechst and MIG shall not be obliged to exert any efforts with respect to the business or financial situation of the MGG Group or with respect to
            Section 3.1(o), and further PROVIDED that the obligations of Investor NewCo with respect to the conditions in Sections 3.1(c) and 3.1(p) are limited to what is set forth in Sections 4.9 and 10.2, respectively, except if expressly agreed otherwise. Hoechst shall procure that the Ancillary Agreements will be timely executed and use reasonable best efforts to have such agreements implemented by respective registrations at the respective commercial registers, if applicable, so that the Closing Date will not be delayed. No party shall have any right to delay or refuse the Closing for any reason other than the non-fulfillment of the conditions set forth in Section 3.1. In particular, in no event shall an improvement or deterioration of the Gas Business, nor events affecting the Gas Business be a reason to delay or refuse the Closing, all except otherwise provided for in Section 3.1(f), 3.1(g) and 3.1(h) above. Furthermore, other than as provided in
            Section 3.1(c) and 3.1(o) any missing consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, required to be made or obtained for the consummation of this

            Agreement with respect to merger control legislation, foreign investment and foreign securities and exchange legislation shall not prevent or delay the Closing; Section 3.3 shall remain unaffected. Notwithstanding the foregoing, the parties shall cooperate in good faith to obtain all required approvals of governmental authorities and agencies as well as of third parties (including banks or co-shareholders in Messer Group Companies) to consummate the transaction contemplated hereunder.

      4.2 COVENANTS OF HOECHST AND MIG. Hoechst and MIG have given certain instructions to the management (GESCHAFTSFUHRUNG) of MGG by letter dated September 5, 2000; a copy of such letter is attached as
            EXHIBIT 4.2. Such instructions shall not be revoked or changed prior to the Closing Date. Hoechst has not granted and shall not grant any consent which might be required for any measures under such instruction without the prior written consent of Investor NewCo which shall not be unreasonably withheld or delayed. If and to the extent Hoechst believes that applicable law may be violated with respect to a specific matter requiring consent of Investor NewCo, the parties will discuss the matter in good faith with a view to come to mutually acceptable solutions.

            If Hoechst or MIG become aware that such instructions have not been or are not followed, they shall promptly inform Investor NewCo and shall undertake all reasonable steps to ensure that these instructions are being followed. For the avoidance of doubt: Nothing contained in this Section 4.2 shall be construed as an obligation of Hoechst or MIG to actively manage the Gas Business.

            Furthermore, it is agreed that Hoechst may unilaterally procure (without assuming a respective obligation) that MGG may undertake appropriate activities including the contribution of cash to avoid an Insolvency of the Messer Group Companies referred to in EXHIBIT 3.1(h) or such companies becoming Insolvent.

      4.3 NEGATIVE COVENANTS OF HOECHST. Hoechst shall procure that MGG has not made and shall not make any dividend distributions after the Financial Date up to the Closing Date.

      4.4 HOECHST NOMINEES. Upon request by Investor NewCo Hoechst shall cause all members of the supervisory board of MGG and of the shareholders' committee of MGG and of the corporate bodies of the Messer Group Companies, if any, to resign as of the Closing Date if legally possible, otherwise with effect as soon as possible, all to the extent such persons are nominated by Hoechst and such persons are not employees of the Messer Group Companies.

      4.5 ACCESS AND INFORMATION. Hoechst and MIG shall procure to the extent legally permissible under applicable anti-trust laws that after the signing of this Agreement through the Closing Date, Investor NewCo and its representatives and advisors shall have regular access to the top management of MGG to receive updates of important new developments relating to the industrial gas market or the Gas Business which are reasonably expected to be of potential interest for Investor NewCo. In addition, such top management of MGG shall be instructed by Hoechst and MIG to grant further access to information of the Gas Business and the financial position of MGG and, as may be, assistance reasonably requested by Investor NewCo from time to time (to include all information financial or otherwise, and all (whether audited or unaudited) interim and/or final accounts required for a high yield or other financing including such top management's assistance with syndication, marketing and registrations at a stock exchange and the execution or release of any security documentation, subject to customary confidentiality obligations. It is understood that no access granted to Investor NewCo hereunder shall unduly interfere with the business operations of the Messer Group Companies.

      4.6 FINANCIAL STATEMENTS 2000. The parties are in agreement that the Financial Statements 2000 shall be prepared in accordance with Applicable Law and IAS including a reconciliation into U.S. GAAP for the consolidated financial statements and with Applicable Law for the individual financial statements on a basis consistent with the respective financial statements prepared for the 1999 financial year. The parties acknowledge that according to MGG management MGG has to write down the book value of certain Messer Group Companies as further described in EXHIBIT 4.6 with effect as of December 31, 2000 (the "WRITE-DOWNS") and will use reasonable best efforts that such Write-Downs and the Foreign Sub Contribution Agreement as consummated pursuant to
            Section 2.2 will be sustained in connection with the preparation and audit of the Financial Statements 2000, as permitted by Applicable Law. Subject to the timing of the Closing Date, each party agrees to use its reasonable best efforts that such Write-Downs and the profits resulting from the Foreign Sub Contribution Agreement will be accepted as appropriate (not too high and not too low) by the Company's statutory auditor. The Parties agree that it was not required to make the Write-Downs earlier than in the Financial Statements 2000; therefore, the non-inclusion of the Write-Downs in the Financial Statements 1999 shall not constitute a violation of the representation in Section 5.5 and 5.6. Furthermore, any time prior to Closing Hoechst and MIG will keep Investor NewCo fully informed and will cooperate (including with respect to certain disclosures which may be reasonably requested in connection with the Financing), if reasonably required by Investor NewCo, in connection with the preparation and audit of the Financial Statements 2000, and any time after the Closing Investor NewCo and MIG will VICE VERSA keep Hoechst fully informed and cooperate with Hoechst. After the Closing Investor NewCo shall procure that the MGG Group delivers all financial documentation reasonably required by Aventis for its financial reporting and relating to the period up to the Closing Date.

      4.7 BUSINESS YEAR. Prior to Closing, Hoechst and MIG shall use reasonable best efforts to change the business year of MGG and Hoechst NewCo II (subject to Section 4.12(a)) if and as requested by Investor NewCo, to a term to be proposed by Investor NewCo.

      4.8 COVENANTS OF INVESTOR. Reference is made to the Equity Commitment Letters delivered by GS Capital Partners 2000, L.P. and certain affiliated funds (collectively the "GS FUNDS"), Allianz AG and Allianz Capital Partners GmbH as of the date of notarization of this Agreement, and copies of such letters are attached hereto for evidence purposes only as EXHIBIT 4.8. Investor NewCo hereby agrees to procure that the GS Funds will deliver a legal opinion as and when contemplated by the Equity

            Commitment Letter of the Fund which legal opinion shall be reasonably acceptable to Hoechst.

      4.9   ANTITRUST REGULATORY APPROVALS.

            (a) Each party shall, without undue delay and as promptly as practicable, but in any event within the required statutory periods, and in order to facilitate prompt consummation of the transactions contemplated hereby, file or cause to be filed with any antitrust authorities any notifications required to be filed under any laws or regulations that are applicable to the transactions contemplated hereby (collectively, the "ANTITRUST FILINGS"). Antitrust Filings that are not required to be made personally by any of the parties shall be made by Investor NewCo. The parties shall diligently cooperate to (i) make the Antitrust Filings each at their respective costs without undue delay, and (ii) respond to any requests for additional information made by any applicable antitrust authorities in a timely, complete and correct manner.

            (b) Investor NewCo shall use every reasonable effort (including, without limitation, payment of any required fees) to (i) obtain promptly all consents of any applicable antitrust authority necessary for the Closing (except for such consents the failure of which to obtain would not prevent or materially delay the Closing); (ii) avoid the issuance of, or to have vacated or terminated, any decree, order, or judgment of any anti-trust authority or court that would restrain, prevent or delay the Closing, including without limitation defending through litigation on the merits any claim asserted in any court by any party; PROVIDED that neither party shall be obligated to comply with any conditions imposed by any antitrust authority except for the obligation to comply with anything that relates to shareholder rights within Investor NewCo (i.e., adjustments to the individual shareholder rights of Allianz Capital Partners GmbH or the GS Funds).

            (c) Each party shall promptly notify the other parties of any material communication to that party from any applicable antitrust authority and consult with the other parties regarding any proposed communication to an applicable antitrust authority. Each party shall consult with the others regarding any meeting with any applicable antitrust authority in respect of any filings, investigation or other inquiry, and to the extent appropriate give the other parties the opportunity to attend and participate thereat. Subject to the joint defense privilege, each of the parties will coordinate and cooperate fully with the others in exchanging such information (either directly or through counsel and except for business secrets) and providing such assistance as the others may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act and the EU Regulation or in connection with other consents. The parties and their respective representatives shall exchange copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any applicable antitrust authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

            (d) It is being understood and agreed that the respective Antitrust Filings shall in any event include a full description of the participation and partnership relation regarding Investor NewCo and of the totality of transactions agreed upon hereunder, including the transaction steps to be implemented in 2002, and any antitrust approvals shall, to the extent reasonably possible, include the possible transactions in 2002 (i.e., Call Option and Counter-Call Option or Counter-Put Option, Forward Sale Agreements I and II),with a view to avoid, to the extent possible, any such further antitrust approvals necessary to consummate such transactions in 2002.

      4.10 PENSIONSKASSE IN GERMANY. With respect to the Pensionskasse of Hoechst, which is a multiple-employer pension plan, currently participating employees of the Messer Group (the "GERMAN PARTICIPATING EMPLOYEES") will be allowed in accordance with the statutes of the Pension-skasse to continue their participation in this plan. This applies as long as the German Participating Employees are employed by the Messer Group. Any future new hires of Messer Group Companies headquartered in Germany will also be allowed to join the Pensionskasse. In case Investor NewCo, after the Closing Date, wants to terminate such membership or offer participation in another pension plan to the German Participating Employees, it is understood that as at such termination date (i) all accrued pension benefits will be maintained by the Pensionskasse (AUSSERORDENTLICHE MITGLIEDSCHAFTEN) and (ii) no assets will be transferred into any successor pension plan. For the avoidance of doubt: The foregoing is subject to the provisions of the Pensionskasse, as amended from time to time, and in particular if the employment terminates before retirement, the regulations provided in the statutes of the Pensionskasse shall apply.

      4.11  [intentionally left blank]

      4.12 COVENANTS OF INVESTOR NEWCO. With a view to protect the economic interests of Hoechst and Hoechst NewCo III with respect to a potential exercise of the Call Option, Counter-Call Option or Counter-Put Option, Investor NewCo hereby agrees as follows and to procure as follows for the time between the Closing Date and the exercise of the Call Option and, if still under its control, until the exercise of the Counter-Call Option or the Counter-Put Option or until the date the Call Option can no longer be exercised:

            (a) The corporate charter of Hoechst NewCo II will not be amended in any material respect without the earlier written consent of Hoechst which consent shall not be unreasonably withheld or delayed except for (i) the amendments set forth in EXHIBIT 4.12(a) and (ii) any increases of Hoechst NewCo II's stated capital in connection with a contribution in kind of all shares in MGG held by MIG against shares and potentially a loan receivable to compensate the Hoechst NewCo II Contribution Receivable (not permitted are capital increases through creation of GENEHMIGTES KAPITAL or BEDINGTES KAPITAL); PROVIDED that as a re-sult of such contribution by MIG the Hoechst NewCo II Option Shares shall represent at least 66.2/3% of the registered capital of Hoechst NewCo II. It is agreed that Investor NewCo may procure a change of the fiscal year of Hoechst NewCo II; PROVIDED that as of December 31, 2001, the fiscal year of Hoechst NewCo II shall again be equal to the calendar year.

            (b) Hoechst NewCo II shall not dispose of or encumber in any way the Hoechst-MGG Share; PROVIDED that Hoechst NewCo II may pledge or otherwise encumber the Hoechst-MGG Share with all enforcement rights resulting therefrom as collateral for any borrowings of Hoechst NewCo II, MGG or their Subsidiaries, and further PROVIDED that Hoechst NewCo II may transfer its shares in MGG to one or more of Hoechst NewCo II's directly or indirectly wholly owned Subsidiaries which must remain wholly owned until the expiration of the Counter-Put Option Period.

            (c) Investor NewCo shall not dispose of or encumber in any way the Hoechst NewCo II Option Shares.

            (d) Hoechst NewCo II shall not enter into any agreement as provided for in the German Transformation Act (UmwG) or be liquidated, without the prior consent of Hoechst.

            (e) If and to the extent Hoechst NewCo II makes dividend distributions to Investor NewCo or to any other shareholder in excess of profits generated during ordinary course of business by itself, MGG or any of its Affiliates (e.g. profits resulting from the disposal of interests directly or indirectly held by Hoechst NewCo II), Investor NewCo shall procure that any such excess dividends shall be recontributed to the capital reserves of Hoechst NewCo II in accordance with
                  Section 272(2) No. 4 Commercial Code (HGB) on or prior to the beginning of the Call Option Period; PROVIDED that such recontribution can in any event be made in form of a note (payment obligation) which will not be due for payment before the expiration of the Counter-Put Option Period and, if the Counter-Call Option or Counter-Put Option is exercised, not before transfer of the Hoechst NewCo III shares to In-vestor NewCo, and which note cannot be assigned, pledged or otherwise encumbered (the "RECONTRIBUTION NOTE"), or by contributing the Call Option Price or parts thereof.

            (f) Investor NewCo shall not make any dividend distributions and shall not grant any loans except to its Subsidiaries or to the members of the management of such Subsidiaries or as contemplated by the Singapore Separation Agreement; PROVIDED that in connection with a contribution of MIG's newly created interest in Hoechst NewCo II to Investor NewCo, Investor NewCo may pay certain consideration to MIG as reflected in EXHIBIT 4.12(h).

            (g)   MGG shall not be converted into a different legal form.

            (h) Investor NewCo shall as of the Closing Date and after giving effect to the contributions of MIG to Investor NewCo be funded as outlined in EXHIBIT 4.12(h).

            (i) The debt of the Messer Group shall not be increased by more than EUR 25,000,000 as a result of any dividend distributions or loans granted to Investor NewCo and/or other direct or indirect shareholders of Hoechst NewCo II, unless Investor NewCo recontributes any such dividend distributions or repays any such loans promptly in a situation where due to the financial situation of the Messer Group a prudent businessman would act accordingly.

            (j) Investor NewCo and Hoechst NewCo II shall not enter into any activities which would materially change the current core business of the Messer Group (divestitures are permitted).

            (k) Neither Investor NewCo, nor Hoechst NewCo II, nor MGG, nor any of its Subsidiaries shall take any measure which would endanger any existing or necessary future antitrust or other regulatory approvals relating to the consummation of the Hoechst NewCo II Share Purchase Agreement II.

            Any further restructuring and other measures of the MGG Group, including as set forth in EXHIBIT 4.12 or the disposals of Subsidiaries di-rectly or indirectly owned by MGG, is permitted and does not require any consent of Hoechst. Nevertheless, in the event of any material transactions directly and solely affecting Hoechst NewCo II or reorganizations of Hoechst NewCo II and not set forth in EXHIBIT 4.12, Investor NewCo shall consult (without any consent requirement) with Hoechst in advance of any such transaction with a view to avoid potential damages of Hoechst or Hoechst NewCo III. Subject to Investor NewCo's obligation to comply with the covenants set forth in Sections 2.8 and 4.12, Investor NewCo does not assume any responsibility that the conditions on which the tax ruling for Hoechst are based are or will be met.

      4.13 COVENANTS UNDER CONTRIBUTION AGREEMENTS. Investor NewCo hereby agrees to procure that Hoechst NewCo II fulfills all of its obligations under the Hoechst NewCo II Contribution Agreement (e.g., continuation of book value of the contributed Hoechst-MGG Share).

      4.14  NON-FULFILLMENT OF COUNTER-CALL.

            (a) If Investor NewCo exercises the Counter-Call Option and, for whatever reason and irrespective of any fault by Hoechst (OHNE RUCKSICHT AUF VERTRETENMUSSEN) a 2002 Break-Up Situation occurs, Hoechst shall have a right to cure the 2002 Break-Up Situation, including all Losses resulting therefrom, within a period of forty-five (45) Business Days after receipt of a notification by Investor NewCo that contains a statement to the effect that a 2002 Break-Up Situation has occurred and the alleged Losses resulting therefrom. If Hoechst fails to cure the 2002 Break-Up Situation including all Losses reasonably evidenced in said notification, it shall pay a penalty (VERTRAGSSTRAFE) to Investor NewCo in the amount of 200 % of the Total Compensation (the "MINIMUM DAMAGE AMOUNT"), unless and without affecting the validity or enforceability of any Combination Document (i.e., solely for the purpose of the Minimum Damage Amount) Hoechst provides for or the parties agree in good faith on other transactional structures providing, directly or indirectly, full legal and beneficial ownership, as set forth in the Hoechst NewCo III

                  Share Purchase Agreement, of the Hoechst MGG Share and the Hoechst NewCo II Option Shares to Investor NewCo or Affiliates thereof in a manner not causing any damage or other detriment to Investor NewCo; PROVIDED that the penalty represents the agreed minimum damage (VEREINBARTER MINDESTSCHADEN) to which Investor NewCo shall be entitled in such case and that the payment of such minimum damage shall not preclude Investor NewCo from requesting compensation for any higher damage actually suffered; PROVIDED FURTHER that Investor NewCo shall (upon receipt of the Minimum Damage Amount) re-transfer to Hoechst the Hoechst NewCo III Shares together with the Hoechst NewCo II Option Shares and the Hoechst MGG Share if and to the extent previously received.

            (b) "2002 BREAK-UP SITUATION" means a situation where Investor NewCo after having exercised the Counter-Call Option, for reasons other than the lack of antitrust or other regulatory approvals fails to receive (and retain) full unencumbered legal and beneficial ownership of the (A) Hoechst NewCo III Shares, (B) with Hoechst NewCo III having such ownership of the Hoechst NewCo II Option Shares and (C) Hoechst NewCo II having such ownership of the Hoechst MGG Share, all as and when contemplated by the relevant Combination Documents (B and C except for any encumbrance or other limitation to ownership which was in place when the Hoechst NewCo II Option Shares were transferred to Hoechst NewCo III under the Call-Option Agreement); PROVIDED that a 2002 Break-Up Situation shall not be deemed to have occurred if and to the extent A, B or C have not been satisfied as a result of a breach or non-fulfillment (VERSCHULDENSUNABHANGIG) of any Combination Document by Investor NewCo.

      4.15 NO CHANGE OF FORWARD SALE AGREEMENTS. Hoechst and Hoechst NewCo III shall procure that neither the Forward Sale Agreement I nor the Forward Sale Agreement II are amended in a material way or terminated without the prior written consent of Investor NewCo not to be unreasonably withheld or delayed.

      4.16  SPECIAL INDEMNIFICATION.

            (a) In case of an exercise of the Call Option by Hoechst NewCo III, Hoechst shall indemnify Investor NewCo for any positive activities negatively affecting Hoechst NewCo II, MGG or any of its Affiliates and performed by Hoechst NewCo III, Hoechst or the Bank Sub as a shareholder of Hoechst NewCo II during the period starting with the exercise of the Call Option and ending at the earlier of (i) any transfer of the Hoechst NewCo III Shares upon exercise of the Counter-Call Option or the Counter-Put Option to Investor NewCo, as applicable, or (ii) the expiration of the Counter-Put Option Period if neither the Counter-Call nor the Counter-Put Option are exercised (the "INDEMNIFICATION PERIOD").

            (b) Hoechst shall indemnify Investor NewCo or Hoechst NewCo III from any Income Tax liability arising from the granting of the Call Option by Investor NewCo to Hoechst NewCo III.

            (c) If MGG does not receive until December 31, 2001, either directly or through its 49% interest in Messer Holding Limited, ownership of an equity interest (including the rights to exercise its shareholders' rights therein) of 50% minus one in Bombay Oxygen Corporation Limited as contemplated pursuant to a settlement with Goyal or an equivalent economical interest under any new settlement, Hoechst shall indemnify Investor NewCo for any Losses incurred by MGG up to an amount of EUR 5,000,000; PROVIDED that Investor NewCo shall procure that MGG or any of its Subsidiaries assigns to Hoechst upon payment of any such indemnification for the lack of any direct or indirect ownership in Bombay Oxygen Corporation Limited any rights it may have against any Person in connection with or relating to MGG's alleged shareholding in Bombay Oxygen Corporation Limited. MGG shall strive to reasonably settle any outstanding disputes with any Persons relating to the foregoing and shall pursue its rights in court at the cost of Hoechst upon reasonable request of Hoechst. Hoechst shall have the right to fully control any such proceedings including to select counsel at its choice.

            (d) Hoechst shall indemnify Investor NewCo, subject to the Pro Rata Principle, for any penalties imposed by any competent anti-trust authorities upon the Messer Group Companies specifically relating to (i) alleged illegal agreements for the supply of industrial and medical gases against Messer Nederland B.V. in the Netherlands, and (ii) the shareholding of Messer Austria GmbH in Klara Kohlensaure Ges.m.b.H. & Co. KG; PROVIDED that (i) Investor NewCo shall procure that Hoechst shall be in a position to fully control at its own cost such proceedings initiated by the anti-trust authorities and subsequent court proceedings including the filing of any objections (e.g., Hoechst shall be entitled to propose any outside counsel representing the interests of MGG), and (ii) Investor NewCo shall procure that MGG shall take any reasonable steps to mitigate the amount of any penalties possibly imposed by the anti-trust authorities and shall cooperate to provide all information necessary or helpful to conduct such proceeding.

            (e) Hoechst shall indemnify Investor NewCo, subject to the Pro Rata Principle, for any Losses arising out of or relating to the investigation referred to in EXHIBIT D and any related proceedings, other than reasonable attorney's fees at aggregate levels comparable to those incurred by MGG in connection with such investigation during the four-month period prior to the date of the execution of this Agreement.

            (f) Hoechst shall indemnify MGG against any Losses MGG has incurred or will incur after the Financial Date in respect of any liability towards Mr. Ruia or any other current or previous shareholder of Bombay Oxygen Corporation Limited or their legal successors, stemming from any misrepresentation with respect to the shareholding structure of Messer Holding Limited, British Virgin Islands, if any such misrepresentation has occurred. Any indemnification payable by Hoechst under this Section 4.16(f) shall be subject to the provisions set forth in Section 6.

            (g) Hoechst shall indemnify MGG against 1/3 of any Losses MGG or MG Industries may incur in respect of certain alleged claims of MG Systems & Welding Inc. against MG Industries relating to intra-group receivables and a possible overpayment of a purchase price for MG Systems & Welding Inc., which claims amount to an aggregate amount of US$ 2,500,000 (i.e., the maximum liability of Hoechst hereunder amounts to US$ 833,000), if and to the extent such claims of MG
                  Systems & Welding Inc. prove to be valid and enforceable
                  (if reasonably requested by Hoechst, to be determined by a non-appealable court-decision.)

      4.17  DISPROPORTIONATE GUARANTEE INDEMNIFICATION.

            (a) COVERED ENTITIES. EXHIBIT 4.17 shows, as of August 31, 2000, the Financial Guarantees granted by MGG or any direct or indirect Subsidiaries of MGG with respect to debt of Non-Fully Owned Messer Group Companies and certain entities which are no longer owned by MGG (collectively the "COVERED ENTITIES") where the portion of the debt guaranteed by an MGG Guarantor exceeds MGG's direct or indirect percentage equity interest, if any, in the Covered Entity (the "DISPROPORTIONATE GUARANTEE SCHEDULE"). Each such guarantee is referred to as a "COVERED GUARANTEE".

            (b) GENERAL RULE. With respect to the Covered Guarantees and the apportionment of any claims of any holder of such Covered Guarantees (the "GUARANTEE HOLDER"), solely the rules of this
                  Section 4.17 shall apply, excluding all other provisions of this Agreement with respect to indemnifications, representations and warranties in respect of any such guarantees. The apportionment of claims under Covered Guarantees shall distinguish between four different classes of Covered Entities and shall take into regard the percentage of MGG's direct or indirect equity interest in such entities as well as the portion of Financial Debt secured by any Covered Guarantee as follows:

            (c)   DEFINITIONS.

                  (i) MGG or the Subsidiary of MGG which is the guarantor under a Covered Guarantee is referred to as a "MGG GUARANTOR".

                  (ii) As to each Covered Entity, the Disproportionate Guarantee Schedule indicates whether such Covered Entity is deemed to be a Controlled Covered Entity, a Special Non-Controlled Covered Entity, a Sold Covered Entity or an Other Non-Controlled Covered Entity.

                  (iii) As to each Covered Guarantee, the Disproportionate
                        Guarantee Schedule sets forth the maximum exposure of the MGG Guarantor under such Covered Guarantee (the "MAXIMUM GUARANTEED AMOUNT"), which in the case of a Covered Guarantee relating to a Controlled Covered Entity or an Other Non-Controlled Covered Entity is deemed for purposes hereof to be equal to the amount of debt outstanding as of August 31, 2000 and then guaranteed by such Covered Guarantee (the "FINANCIAL DATE EXPOSURE"), and which in the case of a Covered Guarantee relating to a Special Non-Controlled Covered Entity or a Sold Covered Entity will equal the amount of debt that would be outstanding if the debt then guaranteed by such Covered Guarantee had been drawn down in full (the "TOTAL EXPOSURE").

                  (iv) MGG's direct or indirect percentage equity interest, if any, in each Covered Entity as of August 31, 2000 shall be the "MGG PERCENTAGE"; as to any Financial Debt that is subject to a Covered Guarantee the portion (expressed as a percentage) of the total amount of such Financial Debt which is subject to the Covered Guarantee shall be the "GUARANTEE PERCENTAGE"; the amount (expressed as a percentage) by which the Guarantee Percentage exceeds the MGG Percentage shall be the "EXCESS PERCENTAGE"; and the "ADJUSTED EXCESS PERCENTAGE" shall be the Excess Percentage divided by the Guarantee Percentage For example: If a Covered Guarantee is with respect to 90% of a loan of a 60% Subsidiary, the Excess Percentage would be 30% (90%-60%), and the Adjusted Excess Percentage would be 33 1/3% (30% /. 90).

                  (v) The "COVERED PERIOD" means, (A) with respect to a Covered Guarantee relating to a Controlled Covered Entity, the period between August 31, 2000 and the date which is 18 months following the Closing Date, (B) with respect to a Covered Guarantee relating to a Non-Controlled Entity, the period between August 31, 2000 and the date which is 24 months following the Closing Date, and (C) with respect to the Covered Guarantees of the Special Non-Controlled Covered Entities, the period between August 31, 2000 and the date which is 24 months following the Closing Date, (D) with respect to a Sold Covered Entity the period between August 31, 2000 and the date which is 18 months following the Closing Date; PROVIDED that in any event for each Covered Entity (except for the Sold Covered Entities) the Covered Period shall end on the day on which more than 50 % of MGG's direct or indirect interest as of the Closing Date in such Covered Entity is transferred to a third party which is not a Subsidiary of MGG or Investor NewCo, unless such transfer is the result of a drag-along right or a similar right exercised by a Person holding an equity interest in the Covered Entity.

            (d) NOTICE OBLIGATION. In the event that, at any time during the Covered Period, an MGG Guarantor receives any notice or demand from the holder of the Covered Guarantee indicating that it is obligated to make any payment of any nature pursuant to or in respect of a Covered Guarantee (a "GUARANTEE DEMAND NOTICE"), Investor NewCo shall procure and MGG shall promptly notify Hoechst of the receipt of such Guarantee Demand Notice and provide Hoechst with a copy thereof. As promptly as is practicable thereafter, Investor NewCo shall procure and MGG shall provide Hoechst with notice (a "PAYMENT NOTICE") of the total amount due and to be paid by the MGG Guarantor pursuant to such Guarantee Demand Notice (the "TOTAL MGG PAYMENT") and the date upon which such amount is to be paid by the MGG Guarantor (the "MGG PAYMENT DATE").

            (e) PAYMENTS UNDER COVERED GUARANTEES. On the MGG Payment Date, Hoechst shall pay to the Guarantee Holder, on behalf of MGG and in partial satisfaction of MGG's obligation under the related Covered Guarantee, by wire transfer of immediately available funds to an account of the Guarantee Holder designated in the Payment Notice an amount (the "HOECHST PAYMENT AMOUNT") equal to 66 2/3 % of the Adjusted Excess Percentage of the lesser of (i) the Total MGG Payment or (ii) the Maximum Guaranteed Amount; PROVIDED that if the Covered Guarantee relates to a Special Non-Controlled Entity the Hoechst Payment shall not exceed the sum of 66 2/3% of the Adjusted Excess Percentage of the Financial Date Exposure plus 50% of the Adjusted Excess Percentage of the difference between the Total Exposure and the Financial Date Exposure. The foregoing is summarized for clarification purposes in the chart attached as a supplement to EXHIBIT 4.17; PROVIDED that in case of any conflict, the provisions of this Section 4.17 shall prevail.

                  Hoechst shall only be obliged to pay the Hoechst Payment Amount if Investor NewCo and MGG have provided Hoechst with a written confirmation of MGG

                  (i) that it believes in good faith after due inquiry that the Covered Entity (in case of a Controlled Covered Entity) does not have sufficient cash or cash equivalents at hand or cash that can be drawn from existing credit lines to fulfill its payment obligations against the Guarantee Holder, and

                  (ii) of MGG that the MGG Guarantor is paying on the MGG Payment Date the difference between the Total MGG Payment and the Hoechst Payment Amount to the Guarantee Holder.

                  Hoechst may delay such payment to the Guarantee Holder to the extent that there is less than ten (10) Business Days between de-livery of the Payment Notice and the Payment Date (the "10 BUSINESS DAYS DELAY RULE").

            (f) SET-OFF, COUNTERCLAIMS AND INTEREST. The payments required to be made by Hoechst to any Guarantee Holder pursuant to the provisions of this Section 4.17 shall not be subject to any rights of set off or counterclaim between Hoechst, MGG and Investor NewCo, and if not made when due shall bear interest at a rate equal to the rate (including any penalty) payable by MGG to the Guarantee Holder due to the non-payment of Hoechst (the "APPLICABLE RATE") and such interest shall also be paid directly from Hoechst to the Guarantee Holder; PROVIDED that the foregoing shall not be deemed to limit any right of Investor NewCo to claim damages for any breach by Hoechst of its payment obligations under this Section 4.17 and provided further that MGG shall indemnify Hoechst for any interest to be payable to the Guarantee Holder and being paid by Hoechst to the Guarantee Holder as a consequence of the 10 Business Days Delay Rule. It is understood that the MGG Guarantor will raise any material objections or defenses it determines in good faith to have and reasonably likely to prevail in court or otherwise with respect to its obligations under the Covered Guarantee.

            (g) DISPUTES REGARDING PAYMENT OBLIGATION. In the event of any dispute between MGG and Hoechst relating to the obligation of Hoechst to pay any Hoechst Payment Amount, Hoechst shall notwithstanding such dispute make payment to the relevant Guarantee Holder of such Hoechst Payment Amount in full subject to the provisions above, and subject to the right of Hoechst to obtain from such MGG Guarantor repayment thereof plus interest thereon at the Applicable Rate in the event that it is determined that such payment was not required to be made by Hoechst.

            (h) CONSEQUENCES OF PAYMENT WITH RESPECT TO SECURED DEBT. Upon payment by Hoechst, (i) Investor NewCo and MGG shall procure, if legally possible, that either the Guarantee Holder is subrogated by Hoechst or the Guarantee Holder assigns directly to Hoechst that part of its payment claim against the Covered Entity which equals the Hoechst Payment Amount, and (ii) Investor NewCo shall procure and MGG shall assign, both if legally possible, that part of its payment claims against the Covered Entity which results from the payment of the Hoechst Payment Amount, if any.

            (i) STANDSTILL. Hoechst agrees for a period of twenty-four (24) months after the MGG Payment Date but not for longer than thirty-six (36) months after the Closing Date (the "STANDSTILL PERIOD") not to pursue or enforce its payment claims against the Covered Entity other than as a part of and in conjunction with any such pursuit or enforcement by MGG. It is further agreed that to the extent MGG or any Affiliate of MGG injects new capital (either as equity or shareholder loans) to the Covered Entity after the MGG Payment Date, such new capital shall be as between Hoechst and MGG or the applicable MGG Affiliate senior to the claims of Hoechst against the Covered Entity in the event (and only then) that as a result of or in connection with any liquidation, insolvency, bankruptcy, sale of all or substantially all assets or similar extraordinary transactions or events Hoechst receives any amount in respect of such claims in advance at a time when MGG or its applicable Affiliate is not receiving any repayment of such new capital, then Hoechst shall pay over to MGG or its applicable Affiliate all or the appropriate portion of such amount received by Hoechst. With respect to any Covered Entity, the Standstill Period shall end on the day on which more than 50 % of MGG's direct or indirect equity interest as of the Closing Date in such Covered Entity is transferred to a third party which is not an Affiliate of MGG or Investor NewCo, unless such transfer is the result of a drag-along right or a similar right exercised by a Person holding an equity interest in the Covered Entity.

            (j) INFORMATION RIGHTS. During the Covered Period, MGG will use its reasonable best efforts to keep Hoechst informed on a current basis with respect to and to consult with Hoechst regarding any material developments relating to a Covered Entity that MGG expects are likely to result in its receipt of a Guarantee Demand Notice; in addition, MGG will provide Hoechst with information on the equity and available funds of the Covered Entities to the extent reasonably requested by Hoechst from time to time.

            (k) LEGAL ACTIONS. In the event that MGG or another MGG Guarantor wishes to pursue any legal action contesting any Guarantee Demand Notice or the right of any creditor of a Covered
                  Entity to deliver a Guarantee Demand Notice, Hoechst shall bear the costs in the proportion of the Hoechst Payment Amount to the Total MGG Payment; PROVIDED that in such case Hoechst shall have the right to participate in such proceedings to the extent legally possible.

            (l) AMENDMENTS OF DISPROPORTIONATE GUARANTEE SCHEDULE. In the event that, at any time following the execution of this Agreement,

                  (i) Investor NewCo becomes aware of any obligation, in existence as of August 31, 2000, of MGG or any direct or indirect Subsidiary of MGG to guarantee for Financial Debt of any Non-Fully Owned Messer Group Company (or any entity no longer directly or indirectly owned by MGG) that is either not set forth in the Disproportionate Guarantee Schedule or incorrectly reflected on the Disproportionate Guarantee Schedule and

                  (ii) Where, in the case of any Non-Fully Owned Messer Group Company, as of August 31, 2000, the portion of the debt so guaranteed (or supported) exceeded the direct or indirect percentage equity interest of MGG in such Non-Fully Owned Messer Group Company,

                  Investor NewCo shall be entitled, by delivery of written notice to Hoechst, to amend the Disproportionate Guarantee Schedule to properly include such obligation. Such amendment shall be deemed to have been effective as of the date of the execution of this Agreement.

                  In the event that any letter of comfort identified in EXHIBIT
                  4.17 is determined to constitute a legally binding obligation of MGG or any direct or indirect subsidiary of MGG, such obligation may be treated by Investor NewCo in the same manner as an obligation referred to above in this Section (l); PROVIDED that, to the extent legally possible, Hoechst shall have the right to participate in any legal proceedings regarding the determination of the question of whether any such letter of comfort constitutes a legally binding obligation.

            (m) At the Closing Date, Hoechst shall pay to MGG or the MGG Guarantor in cash an amount equal to the aggregate amount of all payments that would have been payable by Hoechst in respect of Covered Guarantees pursuant to this Section 4.17 at any time subsequent to August 31, 2000 if the Closing Date had been August 31, 2000, and MGG or the MGG Guarantor to be procured by MGG shall assign to Hoechst the appropriate portion of its related payment claim against the applicable Covered Entities upon receipt of the respective payment of Hoechst by MGG.

            (n) It is agreed that between Hoechst, MGG and MIG any payments made by Hoechst to the Guarantee Holder or to the MGG Guarantor under this Section 4.17 shall be made for the benefit of Investor NewCo as for the internal relationship between MIG and the other shareholders of Investor NewCo.

      4.18 MONETARIZATION OF LOAN NOTES. Investor NewCo shall use reasonable endeavors to obtain, prior to the Closing Date, one or more commitments by one or more internationally recognized financial institutions, which may include a German Allianz insurance company, to acquire the Loan Notes for face value without recourse at or immediately after the Closing Date.

      4.19  SINGAPORE.

            (a) If and to the extent Texaco Netherland B.V. and/or Dresdner Bank as facility agent for all relevant banks financing Singapore

                  Pte. Ltd. have not consented to the consummation of the Singapore Separation Agreement prior to the Closing Date, the parties shall place each other for the time between the Closing Date and the date when such consents are finally granted, economically in the same position as if the Singapore Separation Agreement had been consummated; PROVIDED that the parties shall continue to use reasonable best efforts to obtain any required consents to consummate the Singapore Separation Agreement.

            (b) If and to the extent the consents referred to in Section 4.19(a) can only be obtained upon making adjustments to the Singapore Separation Agreement, the parties shall in good faith consider such adjustments. In any event, Hoechst, MGG and Investor NewCo are prepared to give separate guarantees to Texaco that they or their appropriate Affiliates will comply with their funding obligations under the Singapore Separation Agreement.

      4.20 CONTRIBUTIONS BY INVESTOR NEWCO. To the extent Investor NewCo receives indemnifications from Hoechst NewCo III or Hoechst under this Agreement (e.g. pursuant to Sections 4, 6, 8 or 9), it shall forward any such indemnifications into the capital or capital reserves (with or without consideration) to MGG or grant such indemnity to MGG as a subordinated shareholder loan (RANGRUCKTRITT GEGENUBER ALLEN ANDEREN GLAUBIGERN). Such obligation shall expire on February 28, 2002.

      4.21 ADDITIONAL HOECHST SHAREHOLDING IN MESSER EGYPT S.A.E.. If and to the extent Hoechst owns any shares in Messer Egypt S.A.E., it shall contribute those shares, upon request of Investor NewCo, into the capital reserves of MGG or transfer it to any designee of MGG without any consideration. The consummation of any such contribution shall not be deemed to be a closing condition under Section 3.1.

5.    REPRESENTATIONS AND WARRANTIES OF HOECHST

      Hoechst hereby represents and warrants in the meaning of an independent guarantee to Investor NewCo as of the Closing Date or such other date specified hereinafter, excluding any other statutory warranty claim, that the following is true and correct, whereby it is understood that any disclosures of events or documents which (i) are below any materiality threshold set forth in the respective representations, or (ii) contain additional information not relevant for the respective representations, all with respect to a specific disclosure to which such information relate (unless the disclosure obviously and from its face also affects another representation), shall not be deemed to alter or in any way affect the contents of such guarantee, in particular in respect of the materiality thresholds:

      5.1 MESSER GROUP. Hoechst NewCo II is the owner of the Hoechst MGG Share which represents 66 2/3% of the registered capital of MGG and ACIC is the owner of all China Interests. EXHIBIT C contains as of the date of the notarization of this Agreement a correct list of all Persons except for the Participations in which MGG holds a direct or indirect shareholding, voting securities or other ownership interests (including without limitation silent participations) (collectively "INTERESTS") and the direct or indirect percentage of such Interest; PROVIDED that such list will be correctly updated as of the Closing Date to reflect changes after the notarization of this Agreement.

            "PARTICIPATIONS" means unless it is a Material Messer Company (i) Interests held by MGG as current assets (UMLAUFVERMOGEN), (ii) Interests held by a Person in which MGG directly or indirectly holds an Interest of less than 50%, (iii) Interests of less than 25% held by a Person in which MGG directly or indirectly holds an Interest exceeding 50%.

            Each Messer Group Company (except for the Participations) and each Material Messer Company is duly incorporated and validly existing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own or lease its properties and assets and to carry out its business. As of the date hereof, no bankruptcy or composition proceedings against any of the Messer Group Companies (except for the Participations) or any of the Material Messer Companies has been applied for nor has such application been rejected due to lack of assets nor are there any circumstances which would compel the initiation of such proceedings. The articles, by-laws and commercial register registrations of the Material Messer Companies in force as of August 31,

            2000 (including amendments which have not been registered) (the "CORPORATE DOCUMENTS") have been delivered to Investor NewCo before the notarization of this Agreement, and a correct list of which is set forth in EXHIBIT 5.1 and such Corporate Documents will be kept in custody by the officiating notary until June 30, 2002. The officiating notary is hereby instructed to grant access to such Corporate Documents to Hoechst and Investor NewCo and to provide copies to each of them at their respective cost, all upon their respective request. After June 30, 2002, the officiating notary shall deliver such Corporate Documents to a Person as jointly instructed by Hoechst and Investor NewCo.

      5.2 CAPITAL STOCK. The authorized and outstanding capital stock of the Messer Group Companies and all Material Messer Companies (the "MESSER CAPITAL STOCK") is duly authorized, validly issued and, to the extent legally required, and subject to Section 5.14 paid in. The registered capital of MGG is fully paid in. Except as agreed in this Agreement or otherwise agreed between the parties hereto, there are no issued or outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (except for the plans described in Section 5.10(a)(i), (ii) or in Section 5.12) pursuant to which any of the Material Messer Companies is or may become obligated to issue, sell, purchase, return or redeem any of the Messer Capital Stock. The statements made in this Section 5.2 do not apply to the Participations.

      5.3 NO BREACH. Except as set forth in EXHIBIT 5.3, the execution, delivery and performance by Hoechst, Hoechst NewCo III, ACIC (to the extent it is a seller under the China SPA) and MGG of this Agreement and the other Combination Documents does not and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under their certificate of incorporation or by-laws or other corporate instrument to which they are subject.

      5.4 NO ENCUMBRANCES ON STOCK. The Messer Capital Stock owned by any Material Messer Company is free of any pledges, attachments, usufruct, transfers for security purposes or similar security charges (collectively "ENCUMBRANCES") except for Encumbrances (i) which relate to debt reflected in the accounts of the respective Material Messer Companies on August 31, 2000 or incurred thereafter in the ordinary course of business, or (ii) which are imposed by Applicable Law. Subject to Section 12.1, the Hoechst MGG Share is free of any Encumbrances.

      5.5 FINANCIAL STATEMENTS. The Financial Statements 1999 have been prepared in accordance with Applicable Law and IAS as consistently applied and present fairly in all material respects the financial condition, results of operations and cash flows of the Gas Business in accordance with IAS for the period ending December 31, 1999, except for those measures listed in EXHIBIT 5.5. Furthermore, the audited individual financial statements of such Material Messer Companies which have been consolidated in the Financial Statements 1999 have been prepared in accordance with Applicable Law and present fairly in all material respects the financial conditions, results of operations and cash flows of their business in accordance with such respective Applicable Law for the period ending on December 31, 1999. The books and records of the Material Messer Companies have been in all material respects fully, properly and accurately kept, do not contain any material inaccuracies or material discrepancies and are available at the offices of the respective Material Messer Companies.

      5.6 ORDINARY COURSE OPERATION. Except as set forth in EXHIBIT 5.6 or as contemplated by this Agreement, since January 1, 2000, the Material Messer Companies have been operated in the ordinary course of business and there has not been, all unless otherwise agreed by Investor NewCo,

            (a) any waiver of any material right belonging to the Material Messer Companies which is either indispensable for any material portion of the Gas Business or which waiver was made without proper compensation;

            (b) to Hoechst's best knowledge, unless provided for in this Agreement or disclosed in any Exhibit of this Section 5, as of the date hereof, any extraordinary one-time event having a negative effect in the consolidated financial statements for the year 2000 or otherwise materializing in the year 2000, of at least EUR 5,000,000 in each individual case, on the Messer Group as a whole; or

            (c) conclusion or termination of any non-arm's-length agreement with Aventis and its subsidiaries (other than the Messer Group).

      5.7   REAL PROPERTY.

            (a) OWNED PROPERTIES. EXHIBIT 5.7(a)(1) attached hereto contains a list of all real estate (including ERBBAURECHTE) owned by the Material Messer Companies as of August 31, 2000 (the "MATERIAL MESSER OWNED REAL PROPERTY"). Except as set forth in EXHIBIT 5.7(a)(2), with respect to each parcel of Material Messer Owned Real Property, immediately after giving effect to the Closing, the respective Material Messer Companies shall have good and marketable title to all such parcels, free and clear of all Liens, except Permitted Liens and except for transactions made after August 31, 2000 in the ordinary course of business.

            (b) LEASED PROPERTIES. EXHIBIT 5.7(b) attached hereto contains all real estate leased by the Material Messer Companies as of August 31, 2000 involving annual payments in excess of EUR 300,000 in each individual case.

            (c) CONDITION OF IMPROVEMENTS. Except as set forth in EXHIBIT 5.7(c), all buildings, structures, fixtures and other improvements and all components thereof (the "IMPROVEMENTS") included within the real property described in subsections (a) and (b) above are, in all material respects, in good condition and repair, ordinary wear and tear accepted.

            It is agreed and acknowledged that the Exhibits relating to this
            Section 5.7 do not contain appropriate information with respect to Material Messer Companies located in South Africa and that such inappropriate information does not constitute a breach of the guarantees contained in this Section 5.7; PROVIDED that Hoechst hereby guarantees that all real estate and improvements used by Material Messer Companies in South

            Africa are either owned by such companies or leased on the basis of lease agreements which have a remaining term of not less than two
            (2) years from the Closing Date and the terms of which are substantially consistent with current market terms.

      5.8   GAS BUSINESS ASSETS. The Material Messer Companies economically own
            (i) as of December 31, 1999 the fixed tangible assets as reflected in the Financial Statements 1999, and (ii) as of the date hereof the fixed tangible assets as reflected in the consolidated interim financial statements of the Messer Group as of June 30, 2000, which have been submitted to Investor NewCo prior to the date hereof, except for disposals by the Material Messer Companies in the ordinary course of business after June 30, 2000 and except for retentions of title and other customary rights of third parties, such fixed tangible assets are free and clear of any Liens, with the exception of Permitted Liens, all unless stated otherwise in EXHIBIT
            5.8. The Material Messer Companies either own or have a right to use all fixed tangible assets (ANLAGEVERMOGEN) reasonably required to conduct their business as presently conducted. Those assets are in proper working condition fit to be used for their respective purposes, normal wear and tear accepted. The guarantees contained in this Section 5.8 are made as of the date hereof.

      5.9 INTELLECTUAL PROPERTY RIGHTS. The Material Messer Companies are registered holders of all patents, trademarks and other registered intellectual property rights (GEWERBLICHE SCHUTZRECHTE) listed in
            EXHIBIT 5.9 subject to any licenses or other rights granted to third parties, and to Hoechst's best knowledge as of the date hereof the processes used and products manufactured, distributed and sold in the Gas Business do not use (i.e. infringe) in a manner material to the Gas Business any intellectual property rights and/or know-how in each case owned by any third parties other than on the basis of oral or written agreements or except as listed in EXHIBIT 5.9. Except as listed in EXHIBIT 5.9, third parties have not made any written allegations to a Material Messer Company as to any infringements by such Material Messer Company. All necessary fees have been paid, renewals made and other necessary steps taken for the maintenance of each of the intellectual property rights listed in EXHIBIT 5.9. To Hoechst's best knowledge except as disclosed in EXHIBIT 5.9 as of the date hereof no third party is in a material violation of any of the intellectual property rights owned by the Material Messer Companies. The guarantees contained in this Section 5.9 are made as of the date hereof.

      5.10  CONTRACTS AND COMMITMENTS.

            (a) Except as set forth in EXHIBIT 5.10(a)(i) through EXHIBIT 5.10(a)(xiii) (which Exhibit indicates the pertinent parties thereto and the dates and amendment dates, if any), with respect to the Gas Business, no Material Messer Company is on the date hereof a party to any oral or written:

                  (i) contract providing for bonuses, options, stock purchases, deferred compensation or profit sharing in any such case reasonably to be expected in excess of EUR 100,000 for a calendar year up to the year 2002;

                  (ii) plans covering groups of employees providing for bonuses, options, stock purchases, deferred compensation or profit sharing;

                  (iii) contract with respect to the lending or borrowing of funds (no finance leases) involving more than EUR 2,500,000 in the aggregate and guarantees or similar enforceable contractual obligations securing such borrowings (except for aval) by the Material Messer Companies;

                  (iv) guarantee or any similar enforceable contractual (except for aval) obligation involving more than EUR 2,500,000 in the aggregate for any obligations of any Persons;

                  (v)   license or royalty agreement other than listed in
                        EXHIBIT 5.9 involving payments of more than EUR 1,250,000 per year;

                  (vi) contract or group of related contracts with the same party for the purchase or sale of commodities, supplies, products or other personal property or for the furnishing or re-ceipt of services having a sales price in excess of EUR 10,000,000 per year;

                  (vii) contract not otherwise disclosed in EXHIBIT 5.10 and containing a payment obligation of a Material Messer Company in an individual year in excess of EUR 10,000,000 until the year of its earliest termination by the respective Material Messer Company;

                  (viii)contract that would prohibit any Material Messer
                        Company from freely engaging in the Gas Business anywhere in the world except for prohibitions resulting from the agreements or documents listed in EXHIBIT 5.1,
                        EXHIBIT 5.10(a)(v), (vi) OR (x) or resulting from customary distributorship or agency agreements which have been entered into in the ordinary course of business;

                  (ix) contract with Aventis and its subsidiaries (other than the Messer Group) other than the delivery of services and goods at arm's length conditions;

                  (x) joint venture agreement, partnership agreement or shareholder agreement, all to the extent relating to the joint shareholding in a Messer Group Company and not already listed in EXHIBIT 5.1, such listed agreements also to be regarded as Corporate Documents, except for those entered into by this Agreement or waived pursuant to Section 12.1 of this Agreement. To the extent joint venture agreements are not disclosed in EXHIBIT 5.10(a)(x) or other Corporate Documents have not been delivered prior to the execution of this Agreement, Investor NewCo accepts that the relevant joint venture partner of a Material Messer Company has a customary right of first offer.

                  (xi) company agreement in the meaning of Section 291 et seq. of the German Stock Corporation Act;

                  (xii) contract involving financial derivatives (i.e. financial options, futures and forwards, interest swaps and currency swaps, which create rights and obligations that have the effect of transferring between the parties to such instrument one or more of the financial risks inherent in an underlying primary financial instrument and which do not result in a transfer of the underlying primary financial instrument on such inception of the contract);

                  (xiii) agreement with third parties providing for preemptive rights, rights of first refusal, option rights, rights of first offer or other rights to acquire any shares in any Material Messer Company, except if the respective agreement or document is already disclosed in EXHIBIT
                        5.1 OR EXHIBIT 5.10(a)(x).

            (The documents referred to in (i) through (xiii) collectively the "MATERIAL MESSER CONTRACTS").

            It is agreed that with respect to any items guaranteed under Section 5.1(a)(iii) but only to the extent relating to lending or borrowing of funds, the content of a report dated October 13, 2000 and called "Review Procedures on Net Debt Position and Working Capital for the Messer Griesheim Group", and attached hereto as
            EXHIBIT 5.10(a)(a) for evidence purposes only, is deemed to be disclosed hereunder but only to the extent amounts of debt are disclosed in such report; PROVIDED that for any excess amounts the aforementioned guarantees remain unaffected.

            (b)   Except as set forth in EXHIBIT 5.10(b), as of the date hereof

                  (i) none of the Material Messer Contracts has been terminated by any contract party, nor has any such contract party given written notice about its intention to terminate a Material Messer Contract;

                  (ii) no Material Messer Company is to the respective Material Messer Company's top management's best knowledge in default as to the fulfillment of any material obligation arising from a Material Messer Contract;

                  (iii) no Person has stated in writing to a Material Messer
                        Company that a Material Messer Contract is partially or entirely invalid.

                  Furthermore, except as set forth in EXHIBIT 5.10(b), to Hoechst's best knowledge as of the date hereof the Material Messer Contracts are in full force and effect.

      5.11 LITIGATION. Except as listed in EXHIBIT 5.11, there are no actions, suits, proceedings, orders or investigations pending or, to Hoechst's best knowledge as of the date hereof, threatened against or affecting any of the Material Messer Companies at law, or in equity, or before or by any Governmental Entity involving amounts in dispute in excess of EUR 1,000,000. The guarantees contained in this
            Section 5.11 are made as of the date hereof.

      5.12 EMPLOYEES. EXHIBIT 5.12(a) lists the corporate function and the dates of the employment agreement of individuals employed by certain Material Messer Companies having an annual base salary in excess of EUR 125,000 (the "KEY EMPLOYEES") and individuals engaged as consultants (the "CONSULTANTS") who receive a yearly consultancy fee in excess of EUR 125,000. None of the Key Employees has terminated his/her employment agreement. EXHIBIT 5.12(b) lists all internal collective employee agreements (i.e. agreements which are entered into between any Material Messer Company and a group of employees or a representative body of employees of the Material Messer Companies unless such agreements not only substantially repeat or reflect mandatory statutory law), which contain

            (a) benefit or incentive plans relating to or triggered by a change-of-control of the respective Material Messer Company;

            (b) limitations to terminate employment agreements, including providing for severance payments;

            (c) obligations of the Material Messer Companies to make specific investments or to guarantee a certain number of employees, all at one or several specific sites.

            Except as set forth in EXHIBIT 5.12(c), at the Material Messer Companies there have not been any strikes or unrests of employees since January 1, 2000. Unless otherwise specified, the guarantees contained in this Section 5.12 are made as of the date hereof.

      5.13 EMPLOYEE BENEFIT PLANS. Certain of the Material Messer Companies, in addition to subscribing their employees to mandatory national social security schemes, do have employee plans in place providing for additional retirement-, death-, disability- or health benefits (collectively the "PLANS"). These employee benefit plans may have been adopted either by voluntary company decision or because of existing labor law obligations in this respect. All Plans providing for retirement benefits in Consolidated Companies are reflected in
            EXHIBIT 5.13. All Plans as well as the plans listed in EXHIBIT 5.10(a)(i) and (ii) have been established and administered in compliance with Applicable Law and regulations unless otherwise disclosed in EXHIBIT 5.13. All company contributions and payments of the Material Messer Companies both under mandatory social security schemes as well as under additional retirement, death, disability, or health benefit plans have been paid when due or the amounts due have been reserved in the 1999 accounts of a respective Material Messer Company or in the Financial Statements 1999. All Social Security Payments not having been made by the Financial Date and relating to the time until December 31, 1999 have been fully provided for in the Financial Statements 1999 or in the individual financial statements of the Material Messer Companies as of December 31, 1999. Each U.S. employee benefit plan which is intended to be qualified within the meaning of Section 401(a) of the United States Internal Revenue Code of 1986, as amended, is so qualified and has received to the required extent a favorable determination letter from the Internal Revenue Service as to its qualification and nothing has occurred, whether by action or failure to act that could reasonably be expected to cause the loss of such qualification. For defined contribution plans all contributions due as of December 31, 1999 to external providers have either been paid in full or have been accrued on the Financial Statements 1999. For defined benefit plans accrued liabilities and annual cost have been determined on basis of local valuation methods that are in line with, or are not materially different from, IAS 19. With respect to each Plan that is subject to ERISA, no "reportable event" (as defined in Section 4043 of ERISA) that could have adverse financial consequences, no "prohibited transaction" (as defined in Section 406 of ERISA), and no "accumulated funding deficiency" has occurred. None of the Material Messer Companies and none of the ERISA Affiliates (as defined as entities treated as being a single employer together with any Material Messer Company under Section 414 of the Code) of the Material Messer Companies have incurred any liability under Title
            IV of ERISA.

      5.14 CAPITAL CONTRIBUTIONS/DISTRIBUTIONS. Except as set forth in EXHIBIT 5.14, there are no outstanding payment obligations (EINLAGEVERPFLICHTUNGEN) with respect to the Messer Capital Stock for which any Messer Group Company (except for the Participations) is liable, and there have been no (direct or indirect) hidden or open repayments of the Messer Capital Stock (including the Hoechst MGG Share) to the shareholders of the Messer Group Companies which lead to a corresponding repayment obligation of the recipient or violate Applicable Law. As of the date hereof and except as disclosed in EXHIBIT 5.14 or as expressly agreed in the Corporate Documents, no Material Messer Company is obliged to make further capital contributions (NACHSCHUSSVERPFLICHTUNGEN) to any Messer Group Companies on the basis of corporate resolutions.

      5.15 COMPLIANCE WITH LAWS; PERMITS; CERTAIN OPERATIONS. Except as disclosed in EXHIBIT 5.15, each of the Material Messer Companies holds all the Permits necessary and material to the conduct of the Gas Business, and all such Permits are in full force and effect. Except as stated in EXHIBIT 5.15, as of the date hereof, the Material Messer Companies have not received any written and binding notice from any public authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit material to the conducting of the Gas Business or providing written notice of violations material to the conducting of the Gas Business under any law. The Material Messer Companies are in all material respects in compliance with the Permits and Applicable Law and the requirements of the Permits and have filed all declarations and reports required by Applicable Law, directives and material regulations.

      5.16 INSURANCE. The Material Messer Companies except the companies located in Egypt have retained insurance coverage as customary in the industrial gases industry in the respective country. All insurance premiums have been paid by the Material Messer Companies when due. No party has given a notice to terminate a material insurance contract. To Hoechst's best knowledge no Material Messer Company is in default with any material obligations (including OBLIEGENHEITEN) under such insurance contracts.

      5.17  OTHER LIABILITIES. Other than guarantees referred to in Section 5.10
            (a)(iv), and (i) to be disclosed in the Exhibits to this Section 5 or (ii) involving not more than EUR 2,500,000, there are no liabilities exceeding an amount of EUR 25,000,000 in the aggregate of any Material Messer Company for circumstances attributable to the time prior to the date hereof which are (as to the internal relationship) solely stemming from any obligations of the Messer Group Companies other than the Material Messer Companies.

      5.18 FINANCE LEASES. As of the Financial Date, the total amount (determined on a basis consistent with the Financial Statements
            1999) of all Finance Leases of all Consolidated Messer Companies, which individually have an accounted value in excess of EUR 2,500,000, did not exceed DM 275,560,000 (without taking into account the so-called "Duisburg Lease".

      5.19 CONSOLIDATED DEBT AT YEAR END. The Total Debt of the Company and its Consolidated Subsidiaries will not, as at December 31, 2000, be more than DM 3,700,000,000.

            For this purpose, "Total Debt" means the sum of (without double counting):

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                                      -62-


            (a)   corporate debt;

            (b)   liabilities due to stockholders;

            (c)   accrued interest;

            (d)   guarantees; and

            (e)   share capital not yet fully paid in and extended liability,

            in each case as shown in the consolidated audited IAS financial statements of the Company and for the business year ending on December 31, 2000, including the notes thereto, adjusted by:

            (f) adding (to the extent not otherwise included) the total amount actually or contingently due under factoring arrangements;

            (g) deducting the total amount of all actual or contingent liabilities of the Company or any of its Consolidated Subsidiaries in respect of Messer Singapore and Singapore Syngas to the extent otherwise reflected in the above, but adding an amount equal to DM 180,000,000, reduced by the difference between the aggregate expenses incurred by the Company relating to Messer Singapore and Singapore Syngas between September 1, 2000 and December 31,2000 and the aggregate amounts to be paid by Hoechst on the Closing Date under paragraph 4.5(h) pursuant to the Singapore Separation Agreement;

            (h) deducting the amounts to be paid by Hoechst to MGG on the Closing Date pursuant to Section 4.17(m) and pursuant to
                  Section 4.5 of the Singapore Separation Agreement in each case related to expenses incurred by MGG between September 1, 2000 and December 31, 2000;

            (i) deducting the total amount included under paragraph (d) above, to the extent that they are covered by the specific indemnity from Hoechst under Section 4.17

            Items (a) to (e) above will be prepared applying the same definitions, accounting and disclosure principles as for the preparation of the Financial Statements 1999.

            It is agreed that a loan of the International Finance Corporation in the amount of US$ 51,000,000 extended to Messer Trinidad and Tobago Ltd. shall not be taken into account when determining the amount of the Total Debt; PROVIDED that there is an equal amount of cash on hand and reflected in the Financial Statements 2000.

            The guarantee contained in this Section 5.19 shall not be subject to the De Minimis Amount, the Threshold and the Guarantee Cap. In the event of a breach of the guarantee contained in this Section 5.19, any Loss to be indemnified hereunder shall be reduced by the debt amounts under (e) above, except in a situation in which, and then only to the extent that, (i) the payment to the relevant company concerned must be made to the capital reserves (i.e., without consideration) and exceeds the direct or indirect pro rata shareholding of MGG or (ii) the payment is made to a company which at the time of the payment is Insolvent and the paid amounts cannot reasonably be expected to be recovered.

      5.20 SPECIAL REP. No Messer Group Company, Aventis China Company or ACIC is currently engaged in, and has not within the prior three years engaged in, any activity described in EXHIBIT E. The foregoing shall not relate to the activities of MGG as the former owner of any businesses to the extent no longer directly or indirectly owned or operated by MGG (including the cutting and welding business).

6.    INDEMNIFICATION BY HOECHST

      6.1 GENERAL. If any of the guarantees in Section 5 is untrue or incorrect when made, Hoechst may take all such actions as shall be necessary or desirable to cure the breach, including any Losses resulting therefrom. If and to the extent Hoechst fails to cure the breach within a period of three (3) months after notification by Investor NewCo, solely Investor NewCo shall be entitled to raise claims and it shall only be entitled to claim damages in money from Hoechst according to this Section 6.

      6.2 LOSS. Investor NewCo shall only be entitled to claim damages pursuant to the provisions of this Section 6 for liabilities, losses, damages, claims, external costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) ("LOSS") actually and directly suffered or incurred by Investor NewCo or any of the Messer Group Companies, as applicable, arising out of or resulting from the breach of any guarantee made by Hoechst in Section 5. Any such Loss shall only include future loss of profits ("ENTGANGENER GEWINN") to the extent that ordinary course income (on an after tax basis) of any Messer Group Company which has suffered such Loss is reduced thereby (thus, e.g., any Loss resulting from a breach of Section 5.5 would not include any loss of profits).

      6.3 HOECHST DAMAGE QUOTA, DE MINIMIS AMOUNT, THRESHOLD AND CAP. Investor NewCo's claims for damages shall be based upon the principle that
            (i) Hoechst shall only be liable under this Section 6 for a certain quota of any incurred Losses (the "HOECHST DAMAGE QUOTA"), which quota shall be based upon the rules explained under (a) below; that
            (ii) except for specified cases, a de minimis amount and a threshold must be observed as explained under (b) below and that (iii) additionally a cap shall apply as explained under (c) below.

            (a)   The Hoechst Damage Quota shall be computed as follows:

                  (i) If a Fully Owned Messer Group Company incurs Losses, the Hoechst Damage Quota shall be sixty-six and two-thirds percent (66 2/3 %) of all Losses incurred by such Fully Owned Messer Group Company (the "66% PRINCIPLE");

                  (ii) Subject to (iii) and (iv) below, if a Non-Fully Owned Messer Group Company incurs any Losses, the Hoechst Damage Quota shall be equal to the pro rata amount of the shareholding directly or indirectly transferred to Investor NewCo hereunder (the "PRO RATA SHAREHOLDING

                        PRINCIPLE", together with the 66% Principle the "PRO RATA PRINCIPLE"); For example: In case of a 51% owned Messer Group Company, the Hoechst Damage Quota amounts to thirty-four percent (34%) (66 2/3 x 51%).

                  (iii) The Pro Rata Principle shall not apply with respect to any Loss which is directly incurred by Investor NewCo (through Hoechst NewCo II) and which is not incurred at the same time by any of the Messer Group Companies (i.e., any Loss related to the Hoechst MGG Share itself), for such Losses the Hoechst Damage Quota shall amount to 100%, subject to the other limitations contained in this Section 6 (the "PRO RATA EXCEPTION PRINCIPLE").

                  (iv) For the avoidance of doubt: There shall be no double counting of Losses so that, for example, the reduced value of a Subsidiary or reduced dividend flows resulting from a Loss and incurred by the respective shareholding company shall not be indemnifiable hereunder. If, however, such Loss as a result of a breach of a guarantee or other indemnity obligation is also directly suffered or incurred by a Messer Group Company in which Investor NewCo indirectly holds a higher shareholding, then such higher shareholding shall be relevant for the application of the Pro Rata Principle and only the Loss suffered by this company shall be relevant.

            (b) Hoechst shall in any event only be liable under this Section 6, if the individual claim or series of claims (SERIENSCHADEN) recoverable under this Section 6 exceeds EUR 250,000 (in words: Euro two hundred fifty thousand) in case of a breach of a guarantee other than the guarantees contained in Section 5.5 and EUR 1,000,000 (in words: Euro one million) in case of a breach of a guarantee contained in Section 5.5 (each amount a "DE MINIMIS AMOUNT") and the aggregate of all individual claims above the De Minimis Amount exceeds EUR 10,000,000 (in words: Euro ten million) (the "THRESHOLD"), in which case the entire amount except for any De Minimis Amounts is payable; PRO-

                  VIDED FURTHER that in case of a breach of any of the guarantees stated in Sections 5.1 through 5.4 Investor NewCo shall be entitled to receive the full amount of any such recoverable individual claim or series of claims irrespective of the amount up to the Total Compensation;

            (c)   In no event shall Hoechst's aggregate liability under this
                  Section 6 (in connection with Section 5) exceed the amount of twenty percent (20%) of the Total Compensation (the "GUARANTEE CAP"); PROVIDED that the Guarantee Cap shall not apply in case of a breach of any of the guarantees stated in Sections 5.1 through 5.4. For the avoidance of doubt: In no event shall Hoechst be obliged to make indemnifications under Sections 5, 6 and 9 in excess of the aggregate amount of the Total Compensation. It is understood that if the Total Compensation is reduced as a result of a non consummation of the China SPA, any payments made by Hoechst exceeding the reduced amount of the Total Compensation shall be promptly refunded to Hoechst by Investor NewCo.

      6.4 THIRD-PARTY-CLAIMS. If Investor NewCo determines to seek remedies under this Section 6 (in connection with Section 5 above), with respect to claims resulting from the assertion of liability by third parties, Investor NewCo shall give written notice to Hoechst as soon as possible but not later than fifteen (15) Business Days after Investor NewCo or the Messer Group Companies affected become aware of any such claim. The parties shall then mutually agree whether and which steps to take to defend themselves against such claims. If requested by Hoechst, Investor NewCo or any of the Messer Group Companies concerned shall defend itself against such claims as directed by Hoechst; PROVIDED that Hoechst agrees to bear the costs connected therewith, whereby general administration costs of Investor NewCo or any of the Messer Group Companies concerned shall always be borne by Investor NewCo.

      6.5 WAIVER OF CLAIMS. Any claims of Investor NewCo pursuant to this Agreement shall be deemed waived by Investor NewCo, if Investor NewCo has not submitted to Hoechst within twenty (20) Business Days after discovery of the relevant facts by Investor NewCo or any of the Messer Group Companies affected justifying a damage claim against Hoechst hereunder a written notice specifying in reasonable detail the facts upon which an alleged or possible claim is based, if and to the extent Hoechst is unable to mitigate its damage as a result thereof.

      6.6 LIMITATION. Any claims pursuant to this Section 6 (in connection with a breach of guarantees other than those stated in Sections 5.1 through 5.4) shall be time-barred in the case of any claims made by Investor NewCo after June 30, 2002 and in the case of any claims made by MGG or any MGG Designee under the China SPA 18 months after the China Closing Date (the "CHINA LIMITATION DATE"), unless Investor NewCo or MGG or any MGG Designee, as the case may be, (i) has submitted to Hoechst a notice in accordance with Section 6.5 hereof at the latest on or before June 30, 2002 or the China Limitation Date, and (ii) has initiated arbitration proceedings in accordance with Section 12.16 within a period of three (3) months after receipt of the notice by Hoechst referred to in sub-paragraph
            (i) above if such claims are not recognized by Hoechst until such date. Claims for a breach of the guarantees stated in Sections 5.1 through 5.4 shall be time-barred after the tenth (10th) anniversary of the Closing Date in the case of claims made by Investor NewCo hereunder, and after the tenth (10th) anniversary of the China Closing Date, in the case of claims made by MGG or any MGG Designee under the China SPA.

      6.7 MITIGATION. Investor NewCo shall undertake reasonable efforts to ensure that all reasonable steps are taken which are necessary to avoid a liability of Hoechst under this Agreement being incurred and to mitigate the amount of any such liability. When calculating the amount of any such liability, all present and future advantages (including tax advantages) in connection with the subject matter shall be taken into account.

            To the extent the registered share capital of a Messer Group Company has not been fully paid in or has been repaid in violation of Sections 5.2 or 5.14 prior to the date hereof (the "PRE-TRANSACTION DISTRIBUTED CAPITAL SITUATION"), the following shall apply without limiting the foregoing:

            (a) To the extent that a Pre-Transaction Distributed Capital Situation constitutes a Loss to a Messer Group Company, Hoechst shall indemnify Investor NewCo in accordance with the terms set forth in this Section 6.

            (b) In case of a Pre-Transaction Distributed Capital Situation at MGG and independent of any Loss suffered by Investor NewCo, Investor NewCo and MIG shall to the extent (i) permitted under then Applicable Law and under any contracts MGG and its Affiliates are a party to, and (ii) possible without any disadvantages of MGG which are not compensated in advance by Hoechst, use reasonable efforts that the stated capital of MGG will be reduced, if necessary, such that the full amount of the capital previously required to be paid to MGG can be redistributed to Investor NewCo. Any such distribution to Investor NewCo shall be forwarded to Hoechst when received net of taxes up to the amount received by Investor NewCo or any other intermediate holding company under (a). Any refundable withholding tax will be balanced among the parties upon availability of such refunds. MIG and Investor NewCo shall use reasonable efforts that any such capital reductions will be made and any such refunds will be available as soon as possible.

                  In case of a Pre-Transaction Distributed Capital Situation at any Messer Group Company other than MGG and independent of any Loss suffered by Investor NewCo, Investor NewCo shall, to the extent (i) permitted under then Applicable law and under any contracts the respective Messer Group Company, MGG or their Affiliates are a party to, and (ii) possible without any disadvantage of MGG, the respective Messer Group Company and their Affiliates which are not compensated in advance by Hoechst, use reasonable efforts, that such other MGG Group Company's stated capital will be reduced, if necessary, such that the full amount of the capital previously required to be paid to such MGG Group Company can be redistributed to the respective shareholding company or companies. To the extent any such redistribution(s) diminishes the Loss of Investor NewCo, Investor NewCo shall refund to Hoechst any indemnification earlier granted to it by Hoechst under (a). Investor NewCo shall use reasonable efforts that any such funds will be available as soon as possible at the Messer Group Company or Companies having suffered the Loss.

            (c) Upon a disposal of any shares in MGG (other than through a public offering) by Investor NewCo, Investor NewCo is obligated to assign any rights under this Section 6.7 to a purchaser or successor and such purchaser or successor shall assume the obligations of Investor NewCo (on a pro rata basis, if applicable) under this Section 6.7. The rights and obligations of Investor NewCo under the foregoing shall terminate on June 30, 2002.

            (d) If a mitigation of any damage in accordance with the foregoing is not achievable within a reasonable time period, the parties shall consult in good faith to find appropriate alternative solutions.

      6.8 INDEMNIFICATION OF HOECHST. To the extent Hoechst is not liable (including as a result of periods of limitation) under this Agreement but Hoechst or any of its Affiliates are liable for a liability of any of the Material Messer Companies on the basis of a "piercing-the-corporate-veil" concept, Investor NewCo shall indemnify and hold harmless Hoechst and its Affiliates from Losses resulting therefrom, unless the liability of Hoechst and its Affiliates is based on a specific action or omission of the parties to be indemnified hereunder; PROVIDED that the claim for indemnification or series of claims (SERIENSCHADEN) exceeds in each case EUR 250,000; and PROVIDED FURTHER that Investor NewCo shall not be liable under this Section 6.8 in excess of an amount equal to the Guarantee Cap. Any liability of Investor NewCo under this Section
            6.8 shall be subject to a period of limitation ending December 31, 2003; PROVIDED that with respect to claims relating to taxes the period of limitation shall not end before the relevant period set forth in Section 8.8(c) shall have expired. Sections 6.4, 6.5 and
            6.7 shall apply MUTATIS MUTANDIS. For the avoidance of doubt: Any statutory claims of Aventis or its Affiliates shall not be limited by the foregoing.

      6.9 SOLE REMEDY. Investor NewCo hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all Losses relating to the subject matter of this Agreement shall be pursuant to the applicable indemnification provisions of the Combination Documents. Any breach of a representation under Section 5 is exclusively being indemnified pursuant to this Section 6, PROVIDED that the indemnification for Environmental Contamination shall be exclusively governed by Section 9 and that the indemnification for Taxes shall be exclusively governed by Section 9 and that the indemnification for Covered Guarantees shall be exclusively governed by Section 4.17. In furtherance of the foregoing, Investor NewCo hereby waives to the fullest extent permitted under applicable law any and all other statutory or contractual claims relating to the subject matter of this Agreement not covered by this Section 6 (in connection with Section 5), Sections 8 and 9. As amplification and without limitation any claims based on POSITIVE VERTRAGSVERLETZUNG and CULPA IN CONTRAHENDO and any claims for cancellation (WANDLUNG) and rescission (RUCKABWICKLUNG) or challenge (ANFECHTUNGSRECHTE) of this Agreement, except for the challenge because of malicious deceit (ANFECHTUNG WEGEN

            ARGLISTIGER TAUSCHUNG), are expressly excluded; PROVIDED that any claims for fulfillment of this Agreement (ERFULLUNGSANSPRUCHE) which are not expressly and specifically the subject matter of a guarantee under Section 5 of this Agreement, and claims for breach of covenants and other obligations under this Agreement and the rights under Section 10.1 are not affected by this Section 6.9, regardless of whether raised by Investor NewCo or any other party under this Agreement or any other Combination Documents contemplated to be executed by this Agreement.

      6.10 EXCLUSION OF LIABILITY. Any liability of Hoechst to indemnify Investor NewCo for a breach of representations pursuant to this
            Section 6 or pursuant to Sections 8 and 9 is excluded if and up to the amount the underlying circumstances (i) are provided for in the Financial Statements 1999 or described in EXHIBIT 5.5 and have not been used up as of the Closing Date, (ii) are provided for in the individual audited financial statements of the relevant Material Messer Company as of December 31, 1999 or described in EXHIBIT 5.5 and have not been used up as of the Closing Date, or (iii) are the subject of valid and collectable claims for corresponding performances of third parties, in particular by insurances (the validity risk and the insolvency risk and all Losses associated with the collection of such claims regarding the third party shall be borne by Hoechst).

      6.11 ORAL STATEMENTS. Hoechst is not liable for the correctness of any oral or written statements made by managing directors, employees or consultants of Hoechst, its Affiliates, MIG and the Messer Group Companies in particular during the Due Diligence, and the knowledge of these persons cannot, subject to Section 6.12 and unless otherwise provided in this Agreement, be attributed to Hoechst. This
            Section 6.11 does not apply to any covenants or other obligations not related to a guarantee under Section 5 of this Agreement.

            Without limiting the foregoing, Hoechst or Hoechst NewCo III are in particular not liable for the correctness and completeness of any oral or written information provided to KPMG in connection with the Due Diligence.

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                                      -72-


      6.12 KNOWLEDGEABLE PERSONS. To the extent Hoechst has made a representation based on "Hoechst's best knowledge", Hoechst can only be held liable if any of the following persons were aware of the incorrectness of the representation or were unaware of it due to their own negligence: Mr. Waesche, Dr. Schmieder, Dr. Schottler, Mr. Dornedden, Mr. Stowasser, Mr. von Storm, Mr. Allcock and Mr. Doerr.

      6.13  EXCLUSION OF SECTIONS 439, 460, 464. For the avoidance of doubt:
            Sections 439, 460, 464 of the German Civil Code (BGB) are excluded.

      6.14 AVENTIS CHINA COMPANIES. In case any of the guarantees in Section 5 made with respect to ACIC, New China Holding (as defined in the China SPA), any of the ACIC Gas Companies (as defined in the China SPA and being identical with the Aventis China Companies), any other Chinese company sold to MGG directly or indirectly in connection with any sale and transfer mechanism or the MCCO Assets is breached, Sections 6.1 through 6.13 shall apply; provided that the 66%-Principle shall not apply but the Pro Rata Shareholding Principle shall apply and that any indemnifications shall be made by Hoechst to MGG and FURTHER PROVIDED that the guarantees given in Sections 5.1 through 5.4 are not made as of the Closing Date but as of the China Closing Date and thus may not affect the closing condition set forth in Section 3.1(g).

      6.15 AUDIT REVIEW. With respect to a potential breach of the guarantee stated in Section 5.19, MGG will cause that KPMG shall audit the Financial Statements 2000 as promptly as possible and such audited Financial Statements 2000 shall be submitted to Hoechst and Investor NewCo promptly thereafter. Hoechst, and Investor NewCo, shall each have the right to appoint an auditor who shall then have the right to review such Financial Statements 2000. For this purpose Hoechst and Investor NewCo and their auditors shall have access to the books and records used by MGG and the Consolidated Messer Companies in the preparation of the Financial Statements 2000 and shall have reasonable access to the working papers of KPMG prepared in connection with the audit. In the event Hoechst or Investor NewCo does not agree with the delivered Financial Statements 2000 to the extent relevant for Section 5.19, it shall deliver to the other a written objection (the "OBJECTION NOTICE") within a period of five (5) weeks after receipt of the Financial Statements 2000. In the event that no Objection Notices are delivered within said period, the Financial Statements 2000 shall become final and binding for purposes of determining a breach of
            Section 5.19, without prejudice to any other guarantees given pursuant to Section 5. In the event that an Objection Notice is delivered, the parties shall use best efforts to resolve such objection. To the extent that the parties then agree on the items of the Financial Statements 2000 relevant for Section 5.19, such agreement shall become final and binding for the parties.

            If and to the extent that Investor NewCo and Hoechst cannot agree on the items of the Financial Statements 2000 relevant for Section
            5.19 within four (4) weeks following the delivery of an Objection Notice, the disputed items shall be decided with binding effect for the Parties by BDO or any other internationally recognized auditing firm mutually agreed by Investor NewCo and Hoechst (the "FIRM") in accordance with Section 317 German Civil Code (BGB). Before rendering its decision, the Firm must grant Hoechst and Investor NewCo an opportunity to present their views. The Firm has to submit its decisions with reasons in writing to Investor NewCo and Hoechst and shall be instructed to do so within five (5) weeks of the commencement of such proceedings. With respect to the costs of the proceeding, Section 91 et seq. of the German Code of Civil Procedure
            (ZPO) shall apply. Such costs shall be shared by Investor NewCo and Hoechst.

      6.16 SPECIFIC REMEDY FOR SECTION 5.20. Hoechst shall indemnify Investor NewCo, subject to the Pro Rata Principle and the Guarantee Cap and subject to the other provisions of this Section 6 except for the De Minimis Amount and the Threshold, for any Losses arising out of or resulting from any breach of the guarantee set forth in Section 5.20, PROVIDED that the matter giving rise to such breach was within Hoechst's best knowledge on the date of the execution of this Agreement AND such matter was not disclosed to Investor NewCo prior to the Closing Date.

7.    REPRESENTATIONS AND WARRANTIES OF INVESTOR NEWCO

      7.1 REPRESENTATIONS. Investor NewCo represents and warrants in the form of an independent guarantee to Hoechst that as of the date hereof and the Closing Date:

            (a) Investor NewCo is duly incorporated and validly existing under the laws of the jurisdiction of incorporation and has all requisite corporate power and authority to own assets and to carry out business. The execution, delivery and performance by Investor NewCo of this Agreement does not, and the consummation of the transactions contemplated herein will not conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under its articles of incorporation or by-laws under which it is bound or to which it is subject.

            (b) Investor NewCo has delivered to Hoechst prior to the signing of this Agreement a complete and correct copy of three commitment letters of Allianz AG, Allianz Capital Partners GmbH and of GS Capital Partners 2000, L.P. (the "FUND") duly executed and not terminated as of the date of signing of this Agreement.

            (c) Immediately prior to the Closing Date, the sole shareholders of Investor NewCo are the GS Funds and Allianz Capital Partners GmbH subject to a transfer of up to 17% of the shares to a third party until the Closing Date; PROVIDED that such transfer shall not have a negative impact on the assessment of the transactions contemplated hereunder under applicable merger control laws or procedures.

      7.2 INDEMNIFICATION. In the event that Investor NewCo is in breach of any representation under Section 7.1 above, it shall indemnify Hoechst for any Loss, including lost profits, as a result thereof. Claims for a breach of the guarantees stated in this Section 7 shall be time-barred after the tenth (10th) anniversary of the Closing Date.

8.    TAX MATTERS

      8.1   TAX INDEMNITIES.

            (a) Hoechst agrees to indemnify, subject to the Pro Rata Principle and the Pro Rata Exception Principle but not subject to any of the limitations and restrictions set forth in Sections 5 and 6, Investor NewCo against

                  (A) all Taxes which have not been paid by any Tax Indemnification Company by the Financial Date although having been due by this date or if not due by this date would have been due (based on past experience and local standards) if a tax return that has not been filed when due had been filed when due,

                  (B) any German real estate transfer tax (GRUNDERWERBSTEUER) resulting from (i) the transfer of the shares in Hoechst NewCo II, which MIG receives as consideration for the contribution of its interest in MGG to Hoechst NewCo II, by MIG to Investor NewCo, PROVIDED that any such contribution shall be made on or before December 31, 2001 and (ii) the transfer of the Hoechst NewCo III Shares from Hoechst to Investor NewCo in case of an exercise of the Counter-Call Option pursuant to Section 2.9.

                  (C) all Taxes payable by a Tax Indemnification Company for any taxable period or portion thereof that ends on or before December 31, 1999,

                  (D) all Taxes resulting from (x) the write up of the tax base or (y) any taxable capital gain, both to the extent related to the shares in Messer Netherlands B.V. or the shares formerly held directly by MGG in Messer UK Ltd., Messer France S.A. and Messer Italy S.p.A., both (x) and
                        (y) to the extent that these Taxes are resulting from the mandatory reversal of previous write-downs (WERTAUFHOLUNGSGEBOT); PROVIDED that (x) and (y) only apply to the extent related to circumstances occurred in, and attributable to, the time period before the Financial Date and (x) and (y) shall not apply if a reversal of a write-down is already indemnifiable under lit. C above, and

                  (E) all Losses resulting from any shortfall between the realized amounts of refund claims against tax authorities, which are scheduled to be received after the Financial Date and the value at which such claims are accounted for in the Financial Statements 1999;

                  PROVIDED, HOWEVER, that no indemnity shall be provided under this Agreement for any Taxes (i) if such Taxes are reflected in the Financial Statements 1999 or the financial statements of the individual Tax Indemnification Company as of December 31, 1999, or have been paid on or before the Financial Date,
                  (ii) if and to the extent Investor NewCo does not fully comply with its obligations under this Section 8 and Hoechst is unable to mitigate its damages as a result thereof, (iii) if such Taxes are resulting from any transaction undertaken or caused by Investor NewCo, on or after the Closing Date except for transactions contemplated by this Agreement and except as for Taxes referred to under lit. B and D above, or (iv) to the extent that such tax liability under lit. C above is based on a reallocation of earnings or losses and such reallocation will cause a tax reduction in a corresponding amount after December 31, 1999; PROVIDED that the net present value of such future tax reduction shall be calculated on the basis of a six percent (6%) annual interest rate. No indemnity is provided for any Tax payments resulting from (i) the Write-Downs described in EXHIBIT 4.6, and (ii) the consummation of the Foreign Sub Contribution Agreement.

            (b)   Payment by Hoechst of any indemnification due under this
                  Section 8.1 shall be made within ten days following written notice by Investor NewCo, as the case may be, that payment of such amounts to the appropriate Tax Authority is due, PROVIDED that Hoechst shall not be required to make any payment earlier than two (2) days before such Taxes are due to the appropriate Tax

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                                      -77-


                  Authority or in case of losses from a shortfall or a refund claim has not been paid by the Tax Authority when it was scheduled to be due. In the case of any Tax that is contested in accordance with the provisions of Section 8.6, payment of such Tax to the appropriate Tax Authority will be considered due no earlier than the date a final determination to such effect is made by the appropriate Tax Authority or a court of proper jurisdiction; PROVIDED that the competent tax authority has granted relief from paying the assessed Tax until such Tax becomes final and binding. If this is not the case, Hoechst shall make a respective advance indemnification payment to Investor NewCo, and if the final amount of Taxes to be paid is lower than assumed when making the advance indemnification payment by Hoechst, then the appropriate difference plus interest, if any, shall be reimbursed by Investor NewCo, as the case may be, including all interest thereon received or otherwise credited by a Tax Authority.

            (c) For purposes of this Agreement, (i) subject to Section 8.7 in the case of any Tax based upon or measured by gross or net income or receipts, net worth, capital or franchises, or any Tax imposed in connection with any sale or other transfer of property, that is payable for a period that begins before December 31, 1999 and that ends after December 31, 1999, the portion of any such Tax that is allocable to the portion of the period ending on December 31, 1999 shall be deemed equal to the amount that would be payable if the taxable period ended on December 31, 1999, and (ii) in the case of any other Tax that is payable for a period that begins before December 31, 1999 and that ends after December 31, 1999, the portion of any such Tax that is allocable to the portion of the period ending on December 31, 1999 shall be deemed to equal the amount of Taxes for the entire period multiplied by a fraction in which the numerator is the number of days in the portion of the period ending on December 31, 1999 and the denominator is the number of days in the entire period.

      8.2   REFUNDS AND BENEFITS.

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                                      -78-

            (a) Investor NewCo shall promptly pay to Hoechst in accordance with the Pro Rata Principle any Tax refund, credit or similar benefits (including any interest paid or credited with respect thereto) realized or received by any Tax Indemnification Company or under a tax unity with respect to a Tax Indemnification Company by any of their Affiliates and not accounted for as an asset in the individual financial statements of the respective Tax Indemnification Company as of December 31, 1999,

                  (i) relating to the Tax Indemnification Companies for taxable periods or portions thereof ending on or before December 31, 1999; or

                  (ii) attributable to an amount paid by Hoechst under Section 8 hereof.

                  Investor NewCo shall in general and, if Hoechst so requests at Hoechst's expense -- pro rata in accordance with the Pro Rata Principle-, cause the Tax Indemnification Companies to file for and obtain any Tax Refund, credits or similar benefits to which Hoechst may be entitled under this Section 8.2 and if reasonable to prosecute such claims. Investor NewCo shall permit Hoechst to procure and control (at Hoechst's expense) the prosecution of any such claim, and shall cause any of its Affiliates or the Tax Indemnification Companies to authorize by appropriate power of attorney to such persons as Hoechst shall designate to represent such entity with respect to such claim. In case a tax refund will be realized as a result of such claim, the amount of such refund shall be shared in accordance with the Pro Rata Principle.

            (b) A Tax benefit is to be considered as realized for purposes of this Agreement at the time that it is reflected on a Tax assessment of the relevant entity and has reduced a Tax liability otherwise payable or received in cash or as some other cash equivalent.

            (c) If a payment is made by Hoechst in accordance with Section 8.1, and if in a subsequent taxable year a Tax benefit is realized by Investor NewCo or the Tax Indemnification Companies, or under a tax unity with respect to a Tax Indemnification Company by any other Affiliates of Investor NewCo that was not previously taken into account to reduce an amount otherwise payable by Hoechst under Section 8.1, Investor NewCo shall promptly pay to Hoechst, at the time of realization, the amount of such Tax benefit to the extent that such amount would have resulted in a reduction in the obligations of Hoechst under Section 8.1 if the Tax benefit had been obtained or known in the year of Hoechst's payment. This provision shall apply, MUTATIS MUTANDIS, in case of refunds, so that refunds might be set-off against future additional taxes arising out of the event that caused such refund.

            (d) To verify that Investor NewCo has fulfilled its obligation under this Section 8.2, it shall, after the statute of limitations for all claims of Investor NewCo under Section 8.1 has run out with respect to all Consolidated Companies, account for all received refunds or Tax credits or similar benefits and proceeds from the release of provisions made for Taxes. Any then outstanding amounts including default interest, if applicable, payable by Investor NewCo to Hoechst shall then promptly be paid; PROVIDED that Investor New Co is entitled to set-off such claims against any outstanding claims.

      8.3 PREPARATION OF TAX RETURNS. MGG shall prepare and file (or cause to be prepared and filed) all Tax Returns relating to the Tax Indemnification Companies that relate to any taxable period ending on or before December 31, 1999 or that include transactions for which indemnification is granted in Section 8.1. Tax Returns filed by a Tax Indemnification Company or by any Affiliates under a tax unity for a taxable year that includes December 31, 1999 shall be prepared on a basis consistent with those prepared for prior tax years (unless counsel for Investor NewCo, after consultation with counsel for Hoechst, determines that there is no reasonable basis in law therefor). With respect to any Tax Return required to be filed by Investor NewCo or a Tax Indemnification Company after December 31, 1999, and as to which an amount of Tax is allocable to Hoechst under Section 8.1, or as to which a Tax refund, credit or other Tax benefit is allocable to Hoechst under Section 8.2, Investor NewCo shall provide Hoechst with a copy of such completed return, and a statement (with which Investor NewCo will make available supporting schedules and information) certifying the amount of Tax or Tax refund, credit or other benefit shown on such return that is allocable to Hoechst pursuant to Section 8.1 or 8.2 hereof, at least two (2) weeks prior to the due date (including any extension thereof) for the filing of such return. Investor NewCo agrees to consult with Hoechst and to attempt in good faith to resolve any issues arising as a result of the review of such return and statement by Hoechst.

      8.4 COOPERATION AND EXCHANGE OF INFORMATION. Hoechst and Investor NewCo will provide each other with such cooperation and information as either of them reasonably may request of the other (and Investor NewCo shall cause the Tax Indemnification Companies to provide such cooperation and information) in filing any Tax Return, amended return or claim for refund, determining any liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of taxes relating to the Tax Indemnification Companies. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Tax Authorities. Hoechst and Investor NewCo shall make its employees available (and Investor NewCo shall cause the employees of the Tax Indemnification Companies to be available) on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Investor NewCo will retain all returns, schedules and work papers and all material records or other documents in its possession relating to Tax matters of the Tax Indemnification Companies which are subject to indemnification under
            Section 8.1 or reimbursement until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions, or
            (ii) six years following the due date (without extension) for such returns. After such time, before Investor NewCo shall dispose of any such documents, Investor NewCo, shall, by 90 days, prior written notice to Hoechst, give Hoechst the opportunity (at such Hoechst's expense) to remove and retain all or any part of such documents as Hoechst may select. Investor NewCo is bound to ensure that Hoechst is given the opportunity to attend fiscal Tax audits of the Tax Indemnification Companies concerning matters which are subject to indemnification under Section 8.1 or reimbursement under Section 8.2. Any discussions and negotiations with the Tax Authorities relating to such matters shall be made after consultation with Hoechst and considering the interests of Hoechst, notwithstanding the statutory obligations of the management of the Tax Indemnification Company concerned.

      8.5 NOTIFICATION. After the Closing Date, Investor NewCo shall notify Hoechst within two weeks upon learning of but in any event prior to the commencement of any Tax audit or administrative or judicial proceeding that, if determined adversely to the Tax Indemnification Company concerned would possibly constitute grounds for indemnification under Section 8.1. Such notice shall be in writing and shall contain factual information (to the extent known to Investor NewCo) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax Authority in respect of any such asserted Tax liability.

      8.6 CONTEST. Investor NewCo shall procure that each of the Tax Indemnification Companies shall contest any Tax assessments or accompanying acts of the Tax Authorities in accordance with prudent business standards as if no indemnification were granted hereunder (any such contest related to Tax assessments or accompanying acts of Tax Authorities, which might give rise to an indemnification under this Section 8, collectively a "CONTEST"). In case Investor NewCo and Hoechst disagree on the success chances of any such Contest and the Tax Indemnification Company concerned is therefore not prepared to initiate any judicial proceeding, such proceedings shall be initiated at the request and expense of Hoechst, which then may also direct, through counsel of its own choosing such proceeding to the extent involving any asserted liability with respect to which indemnity may be sought under Section 8.1, however, Investor NewCo may, at its own expenses, continue to participate in the Contest. If Hoechst elects to direct a Contest, then Hoechst shall, within three
            (3) weeks of receipt of Investor NewCo's notice of as-serted tax liability, notify Investor NewCo of its intent to do so, and Investor NewCo shall cooperate and shall cause the Tax Indemnification Companies or their respective successors to cooperate, at Hoechst's expense, in each phase of such Contest. If Hoechst does not elect to direct the Contest or fails to notify Investor NewCo of its election as herein provided, Investor NewCo or the Tax Indemnification Companies may pay, compromise or contest such asserted tax liability; PROVIDED that neither Investor NewCo nor the Tax Indemnification Companies may settle or compromise any asserted tax liability over the objection of Hoechst (which consent to settlement or compromise shall not be unreasonably withheld). In any event, Hoechst may participate, at its own expense, in any Contest. If Hoechst chooses to direct the Contest, Investor NewCo shall promptly empower and shall cause the Tax Indemnification Companies or their respective successor promptly to empower (by power of attorney and such other documentation as may be necessary and appropriate) the designated representatives of Hoechst to represent Investor NewCo or the Tax Indemnification Companies or their successor in the Contest insofar as the Contest involves an asserted tax liability for which Hoechst would be liable under
            Section 8.1.

      8.7 CONVEYANCE TAXES. Subject to Section 8.1(a)(B), Investor NewCo agrees to assume liability for and to pay all sales, transfer, stamp, stock transfer, real property transfer or similar taxes (excluding, for the avoidance of doubt, any income or similar taxes such as without limitation any corporate income tax, trade tax and solidarity surcharge, collectively referred to as "INCOME TAX") incurred as a result of the transactions contemplated hereby; PROVIDED that any such Income Taxes shall be borne by Hoechst, if and to the extent they relate to the consummation of the Hoechst NewCo II Contribution Agreement, the Hoechst NewCo II Share Purchase Agreement I, the Share Loan Agreement, the Call Option, the Counter-Call Option or Counter-Put Option and the Forward Sale Agreements I and II and that Hoechst shall indemnify without any limitations Investor NewCo, Hoechst NewCo II and Hoechst NewCo III (after exercise of the Counter-Call Option or the Counter-Put Option) from any such Income Taxes.

            It is agreed and Investor NewCo shall procure that during the Call-Option Period, the Hoechst NewCo II Shares, which are subject to the Call Option, will not constitute more than 70% of the outstanding share capital of Hoechst NewCo II for real estate transfer tax purposes.

      8.8   MISCELLANEOUS.

            (a) To the extent permitted by law, the parties agree to treat all payments made under this Section 8, under any other indemnity provision contained in this Agreement, and for any misrepresentations or breach of warranties or covenants, as adjustments to the Main MGG Purchase Price for all tax purposes.

            (b) For purposes of this Section 8, all references to Investor NewCo, Hoechst and the Tax Indemnification Companies include successors.

            (c) The obligations of the parties pursuant to this Section 8 shall survive the Closing Date and shall be time-barred six
                  (6) months after the tax assessment for the respective Tax Indemnification Company for the respective tax period has become final; PROVIDED that claims of Hoechst only become time-barred if Investor NewCo has duly informed Hoechst of any claims Hoechst may have under this Section 8. The limitation period stops running if claims are asserted by one party against the other on the basis of this Section 8 and if the reasons on which such claim is based are reasonably defined.

      8.9 CLARIFICATIONS. It is understood that any Tax payments resulting from the consummation of the Foreign Sub Contribution Agreement are not subject to any indemnification claims under this Agreement. Accordingly, each party shall bear its own Tax liabilities arising from the Foreign Sub Contribution Agreement.

      8.10 AVENTIS CHINA COMPANIES. In case of indemnifiable Taxes incurred by either ACIC, New China Holding (as defined in the China SPA), any of the ACIC Gas Companies (as defined in the China SPA and being identical with the Aventis China Companies), any other Chinese company sold to MGG directly or indirectly in connection with any sale and transfer mechanism or the MCCO Assets, Sections 8.1 through
            8.9 shall apply MUTATIS MUTANDIS; provided that the 66%-Principle shall not apply but the Pro Rata Shareholding Principle shall apply and that any indemnifications shall be made by Hoechst to MGG.

9.    ENVIRONMENTAL MATTERS

      9.1 REFUND AND ALLOCATION OF DAMAGE CONTROL EXPENSE. Any Damage Control Expenses incurred after the Financial Date shall be allocated and refunded by Hoechst according only to the following rules with the limitations and restrictions set forth in Section 5 and 6 not being applicable, except for Section 6.3(c) last sentence.

            (a) The allocation of Damage Control Expenses shall be based upon the principle that (i) Hoechst shall only bear a certain quota of any and all Damage Control Expenses (the "HOECHST DAMAGE CONTROL EXPENSE QUOTA"), which quota shall be based upon the rules explained under (b) below, that (ii) except for specified cases, a de minimis amount and a threshold must be observed as explained under (c) below, and that (iii) additionally a cap shall apply as explained under (d) below.

            (b) The Hoechst Damage Control Expense Quota shall be computed as follows:

                  (i) Subject to (iii) below, the maximum amount to be allocated to Hoechst as the Hoechst Damage Control Expense Quota shall be sixty-six and two/thirds percent (66 2/3%)) of all Damage Control Expenses incurred by any Fully Owned Environmental Company.

                  (ii) Subject to (iii) below, if a Non-Fully Owned Environmental Company incurs Damage Control Expenses, the maximum amount to be allocated to Hoechst as the Hoechst Damage Control Expense Quota is subject to the Pro Rata Principle. For example: In case of a 51% owned

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                                      -85-


                        Environmental Company, the Hoechst Damage Control Expense Quota amounts to thirty-four percent (34%) (= 66 2/3 x 51%).

                  (iii) Of the amounts computed pursuant to (i) and (ii) of this paragraph and as the Hoechst Damage Control Expense Quota, Hoechst shall bear eighty percent (80%); PROVIDED that Hoechst shall bear 100% of the amounts so computed in case of Damage Control Expenses for Environmental Contaminations on real estate which any time prior to Closing had been owned but which is neither owned nor occupied by an Environmental Company at the Closing Date (the "FORMER MESSER REAL ESTATE"); and further PROVIDED that Hoechst shall bear 90% of the amounts computed pursuant to (i) and (ii) in case of Environmental Contaminations attributable to the five sites identified in table 1 of EXHIBIT 9.1 as long as and to the extent that the aggregate Damage Control Expenses resulting from Environmental Contaminations attributable to those five sites do not exceed the amount of EUR 26,000,000 and regarding amounts in excess thereof, Hoechst shall bear 80%.

            (c) Investor NewCo may in any event only claim a refund of Damage Control Expenses if the aggregate amount of the Hoechst Damage Control Expense Quota attributable to a Site exceeds the amount of EUR 50,000 (the "ENVIRONMENTAL DE MINIMIS AMOUNT") and if, furthermore, the aggregate amount of the Hoechst Damage Control Expense Quotas above the Environmental De Minimis Amount exceeds the amount of EUR 4,000,000 (the "ENVIRONMENTAL THRESHOLD"); PROVIDED that the Environmental De Minimis Amount and the Environmental Threshold shall not apply to Damage Control Expenses attributable to (i) Former Messer Real Estate, (ii) the five sites identified in table 1 of
                  EXHIBIT 9.1 and (iii) the sites identified in table 2 of
                  EXHIBIT 9.1.

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                                      -86-


            (d)   In no event shall Hoechst's aggregate obligation under this
                  Section 9.1 exceed an amount of fifteen percent (15%) of the Total Compensation (the "ENVIRONMENTAL CAP"); PROVIDED that the Environmental Cap shall not apply to Damage Control Expenses attributable to (i) Former Messer Real Estate and
                  (ii) the five sites identified in table 1 of EXHIBIT 9.1.

            (e) Hoechst shall not have an obligation under this Section 9.1 if and up to the amount the underlying circumstances

                  (i)   are provided for in the Financial Statements 1999,

                  (ii) are provided for in the individual audited financial statement of the Environmental Company affected as of December 31, 1999, or

                  (iii) are the subject of valid and collectable claims for
                        corresponding performances of third parties, in particular by insurances (the validity risk and the insolvency risk and all Losses reasonably associated with the collection of such claims regarding the third party shall be borne by Hoechst).

      9.2 CONDITIONS TO CERTAIN REFUNDS. The refund of Damage Control Expenses under Section 9.1 is conditioned on the following:

            (a) Subject to the Environmental Companies' legal obligations, Investor NewCo shall reasonably endeavor, without incurring specific expenses not being (partially) reimbursed hereunder, to limit the scope of any Damage Control Measures, including, without limitation, initiating and diligently pursuing all reasonable actions challenging threatened or issued orders of Governmental Entities with respect to the determination of any Environmental Contamination or of any Environmental Damage and to Damage Control Measures (the "GOVERNMENTAL ORDERS") and diligently pursuing (after prompt notice to and consent by Hoechst, which shall not be unreasonably withheld or delayed, it being understood that Investor NewCo shall bear the cost of any such third party, private litigation undertaken without the consent of

                  Hoechst, unless Hoechst was obliged to consent) any reasonable third party private litigation. Investor NewCo shall not settle any matter relating to an Environmental Contamination without the written consent of Hoechst which consent shall not be unreasonably withheld. Investor NewCo shall ensure that any improvements are designed and constructed in such a manner as to reasonably mitigate Damage Control Expenses. Without prejudice to the foregoing, the parties are in Agreement that a good faith cooperation with the public authorities is the preferred manner to mitigate Damage Control Expenses.

            (b) Unless the Damage Control Measure is required by specific Governmental Order, prior to undertaking any Damage Control Measures, Investor NewCo shall obtain a report from an environmental professional expert in the subject matter of Environmental Contamination (an "EXPERT") regarding the kind and extent of the Environmental Contamination and of the Damage Control Measure, the results of which report shall create a rebuttable presumption regarding the extent of the Environmental Contaminations. If the circumstances warrant that a Damage Control Measure must be undertaken immediately under Environmental Law to avoid imminent danger to human health or consequences under criminal law on an emergency basis (GEFAHR IN VERZUG) and it is not possible to obtain an Expert opinion prior to undertaking such Damage Control Measure, the requirement set forth in the immediately preceding sentence shall be complied with as soon as possible. Any Expert shall be selected jointly by Investor NewCo and Hoechst. In the event that Hoechst and Investor NewCo cannot agree on an Expert, the Expert shall be selected by the President of the Chamber of Commerce in Frankfurt am Main. The report of the Expert, once approved by Hoechst and Investor NewCo, may be disclosed by Investor NewCo or Hoechst to third parties, including Governmental Entities. Notwithstanding any other provision of this Agreement, the costs of retaining the Expert shall be borne equally by Investor NewCo and Hoechst, unless the involvement of the Expert is required anyway, in which case the costs of the Expert shall be regarded as Damage Control Expenses.

            (c) Prior to incurring any Damage Control Expense required pursuant to a remedial action plan (a "RAP"), Investor NewCo shall provide Hoechst with a draft of a proposed RAP at least twenty (20) Business Days before disclosure to any Governmental Entity or third party claimants and shall consider and incorporate when appropriate and consistent with this Agreement any comments and suggested modifications provided in writing within such 20-day period. Investor NewCo shall not implement any RAP with respect to a Damage Control Measure without the prior consent of Hoechst, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that in the case of a Damage Control Measure undertaken in an emergency, a RAP may promptly be provided to the competent Governmental Entity. A RAP shall contain at least a description of the actions that will be undertaken in the Damage Control Measure and an estimation of the expenses that will be incurred in respect of the Damage Control Measure.

            (d) Contractors hired to complete a Damage Control Measure in excess of EUR 500,000 shall be chosen according to customary bidding procedures from at least three (3) qualified independent companies selected by Investor NewCo to be invited to bid and reasonably acceptable to Hoechst. If, in the opinion of Hoechst and Investor NewCo, the bidders are of equal quality, expertise and experience, and the proposals of the bidders are sufficiently precise to permit direct comparison, the lowest bidder shall be awarded the contract.

            (e) If Investor NewCo or any of the Messer Group Companies become involved in a governmental or third party claim or actions that is likely to result in an obligation of Hoechst to indemnify Investor NewCo under this Section 9, Investor NewCo shall notify Hoechst of such claim or action. In the event of a claim or action that is reasonably likely to result in a claim for Damage Control Expenses in excess of EUR 500,000, Investor NewCo shall procure that Hoechst and/or its advisors shall have a reasonable opportunity to participate in the process of evaluating the remedial actions to be taken in connection with the underlying Environmental Damage, including by participating in material communications with Governmental Entities or third party claimants (or by receiving prompt notice in reasonable details about any such material communications that were not prearranged).

            (f) Hoechst shall always be notified in advance of the selection of any Damage Control Measure exceeding EUR 100,000 and for any such Damage Control Measure likely to exceed EUR 500,000 shall be afforded the opportunity to participate in decision making regarding the structure and implementation of any Damage Control Measure, including the bidding process related thereto upon reasonable prior notice.

            (g) There is no refund obligation of Hoechst under this Section 9 with respect to any Damage Control Expenses if and to the extent such Damage Control Expenses would not have arisen but for the change of a use of a Site after the Closing Date.

      9.3   POST-CLOSING ENVIRONMENTAL CONTAMINATION.

            (a) In the event that a Damage Control Measure remedies environmental contamination that is comprised of (i) Environmental Damage and (ii) environmental contamination created after the Closing Date, the obligation of Hoechst pursuant to Section 9.1(b) hereof shall be only in respect of the Environmental Damage; PROVIDED that any environmental contamination discovered within one year after the Closing Date that is not the result of a known release or spill after the Closing Date (to be confirmed in writing by Investor NewCo) shall be presumed to be Environmental Contamination (subject to the demonstration by Hoechst to the contrary). In the event that Investor NewCo and Hoechst cannot agree as to the amount of the Environmental Contamination, the Company will with the consent of Hoechst and Investor NewCo retain an Expert to prepare a report delineating the applicable proportion, the results of which report shall create a rebuttable presumption.

            (b) Investor NewCo shall immediately notify Hoechst of (i) any environmental contamination (particularly environmental contamination resulting from spills and releases occurring/caused after the Closing Date) and (ii) of any Environmental Contamination discovered after the Closing Date.

      9.4 APPLICATION FOR REFUND. Investor NewCo shall apply to Hoechst for the refund of Damage Control Expenses set forth in Section 9.2 hereof as follows:

            (a) Investor NewCo shall request from Hoechst reimbursement of identified amounts in a letter (a "REIMBURSEMENT APPLICATION"), which Reimbursement Application shall include if applicable: (i) a copy of all invoices, receipts and other documentation (including claims) upon which the demand is based; (ii) a copy of the applicable contractor agreement and payment terms, and (iii) a receipt indicating the amounts disbursed to the applicable contractors together with contractor wiring instructions (if applicable).

            (b) The refund of the Damage Control Expenses will be paid by Hoechst within one (1) month after receiving the Reimbursement Application unless a Reimbursement Application is not sufficiently substantiated.

            (c)   Subject to the pendency of any action undertaken pursuant to
                  Section 9.2 hereof, Hoechst's obligation in respect of
                  Section 9.1(a) hereof shall be time-barred as follows:
                  Investor NewCo has notified Hoechst in writing within four (4) years and six (6) months, and in case Damage Control Expenses attributable to Former Messer Real Estate within ten (10) years, after the Closing Date that it or any Environmental Company (i) has received a court order or other Governmental Order or other notification from a Governmental Entity or (ii) a third party claim, or

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                                      -91-


                  (iii) has commenced with Damage Control Measures as a result of a respective legal obligation, in each case reasonably expected to give rise to Damage Control Expenses indemnifiable under this Section 9. Hoechst shall not be responsible for Damage Control Expenses to the extent that a Reimbursement Application has not been received within twelve (12) months after the date of any invoice for which Investor NewCo seeks reimbursement.

      9.5 AVENTIS CHINA COMPANIES. In case of refundable Damage Control Expenses incurred by either ACIC, New China Holding (as defined in the China SPA), any of the ACIC Gas Companies (as defined in the China SPA and being identical with the Aventis China Companies), any other Chinese company sold to MGG directly or indirectly in connection with any sale and transfer mechanism or the MCCO Assets, Sections 9.1 through 9.4 shall apply MUTATIS MUTANDIS; PROVIDED that the 66%-Principle shall not apply but the Pro Rata Shareholding Principle shall apply and that any indemnifications shall be made by Hoechst to MGG.

10.   TERMINATION

      10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

            (a) by Hoechst or Investor NewCo if the Closing shall not have occurred on or before March 31, 2001 (the "CLOSING DROP DATE"); PROVIDED that the right to terminate this Agreement under this Section 10.1(a) shall not be available to any party whose failure to fulfill any obligation under the Combination Documents shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

            (b)   by the mutual written consent of Hoechst and Investor NewCo;
                  or

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                                      -92-


            (c)   by Investor NewCo if it has been determined in accordance with
                  Section 3.4 that the closing condition set forth in Section 3.1(f) cannot be satisfied.

      10.2 SPECIAL TERMINATION RIGHT OF INVESTOR NEWCO. Notwithstanding any provision of this Agreement to the contrary, it is acknowledged and agreed that Investor NewCo has not, as of the date of the execution of this Agreement, obtained binding commitments for the financing (including with respect to the Loan Notes) necessary to effect the transactions contemplated by this Agreement (the "FINANCING"), which financing will necessarily include all funds necessary for payment of the Total Compensation, the refinancing of existing indebtedness of the Messer Group Companies, the provision of financing commitments with respect to contingent liabilities of the Messer Group Companies, and the payment of all fees and expenses relating to the transaction. Investor NewCo agrees to use reasonable endeavors to obtain, as promptly as practicable following the execution of this Agreement, one or more legally binding and definitive commitments with respect to, in the aggregate, all of the Financing upon terms and conditions, and in amounts, satisfactory to Investor NewCo and its shareholders, which terms and conditions will necessarily include that such commitments are subject to no material initial funding conditions other than the satisfaction of the conditions set forth in Section 3.1 (a commitment or commitments with respect to, in the aggregate, all of the Financing and satisfying the foregoing criteria being referred to as a "DEFINITIVE FINANCING COMMITMENT"). In the event that at any time on or before 8 February 2001, Investor NewCo determines and notifies Hoechst that, for any reason, a Definitive Financing Commitment will not be or is not likely to be available, or that the Financing contemplated by a Definitive Financing Commitment will not be or is not likely to be available on the Closing Date, Investor NewCo shall have the right to terminate this Agreement, without liability or penalty. In no event shall Investor NewCo be deemed to have breached its obligations under this Agreement as a result of any inability by it to obtain a Definitive Financing Commitment, PROVIDED that Investor NewCo has used reasonable endeavors to obtain such a Definitive Financing Commitment. After 8 February 2001, Investor NewCo is no longer enti-tled to terminate this Agreement on the basis of this
            Section 10.2 unless such date has been extended by mutual written agreement of Investor NewCo and Hoechst.

            It is acknowledged that the terms of a Definitive Financing Commitment, and the ability of Investor NewCo to obtain a Definitive Financing Commitment, may be impacted by, among other things, the results of operations and financial condition of MGG for the 2000 fiscal year as reflected in Financial Statements 2000. It is acknowledged that the ability of Investor NewCo to obtain a Definitive Financing Commitment prior to 8 February 2001 as contemplated by the foregoing assumes that Investor NewCo will receive a draft of the audited Financial Statements 2000 by no later than 29 January 2001; PROVIDED that Hoechst does not undertake any responsibility for the timely delivery of such accounts.

      10.3  SPECIAL TERMINATION RIGHT OF HOECHST

            (a) In the event that at any time on or before 24 January 2001, Hoechst determines and notifies Investor NewCo that it has, for whatever reason, not received a satisfactory, in its sole discretion, amendment to a first tax ruling already received, Hoechst shall have the right to terminate this Agreement, without liability or penalty. In no event shall Hoechst be deemed to have breached its obligations under this Agreement as a result of it not having received a satisfactory amendment to the above-mentioned tax ruling; PROVIDED that Hoechst has used reasonable endeavors to obtain such an amendment. After 24 January 2001, Hoechst is no longer entitled to terminate this Agreement on the basis of this Section 10.3 unless such date has been extended by mutual agreement of Investor NewCo and Hoechst.

            (b) In the event that based on the delivered Financial Statements 2000 it is revealed that Hoechst would have to pay for a breach of Section 5.19 indemnification in excess of EUR 20,000,000, Hoechst may terminate this Agreement prior to the Closing Date, without liability or penalty.

      10.4 EFFECT OF TERMINATION. In the event of any termination of this Agreement as provided in Sections 10.1 through 10.3, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto to any other party hereto except (i) that the provisions of this Section 10 and Sections 12.4 and 12.5 through 12.15 except 12.14 shall survive termination of the Agreement, and (ii) that nothing herein shall relieve either party from liability for any breach of this Agreement.

11.   GUARANTEES

      Hoechst hereby assumes full responsibility by way of an independent guarantee (SELBSTANDIGE ERFULLUNGSGARANTIE) that ACIC and, if applicable and during the periods they are controlled by Hoechst, Hoechst NewCo II and Hoechst NewCo III fully and timely comply with all obligations assumed under the Combination Documents. Hoechst will procure that Aventis will deliver at Closing a guarantee substantially in the form of EXHIBIT 3.1(j).

12.   ADDITIONAL AGREEMENTS

      12.1 MIG RIGHTS. MIG hereby agrees that the transactions contemplated by this Agreement will be consummated, and waives all rights of first refusals or other preference rights it may have with respect to the sale and transfer of the Hoechst MGG Share. MIG shall and Hoechst shall procure that all legal formalities required under the articles of association of MGG will be fulfilled to implement the transactions contemplated by this Agreement. Subject to the foregoing, nothing contained in this Agreement shall be construed such as that MIG waives any of its rights under the articles of association of MGG. Hoechst and MIG are in agreement that with effect as of the Closing Date, the GRUNDSATZVEREINBARUNG, as amended, shall terminate. Any rights of MIG and Hoechst under said GRUNDSATZVEREINBARUNG remains otherwise in full force and effect until the Closing Date. For the avoidance of doubt: If for any reason the Closing Date does not occur, rights and obligations of Hoechst and MIG under the articles of association and said GRUNDSATZVEREIN-

            BARUNG remain unaffected. In the event that the Call Option is exercised but neither the Counter-Call Option nor the Counter-Put Option is exercised, Hoechst and MIG shall treat each other as if the current articles of incorporation of MGG and the GRUNDSATZVEREINBARUNG came again in force.

      12.2 NON-COMPETE. Subject to any permitted holding of interests in MGG under this Agreement by Hoechst, Hoechst hereby undertakes for itself, Aventis and any of Aventis' Subsidiaries (other than the Messer Group Companies) for a period of three (3) years following the Closing Date (i) not to conduct any activity within the territorial scope of the Gas Business of the Messer Group Companies as of the date hereof which would directly or indirectly compete with the Gas Business as conducted by the Messer Group Companies as of the date hereof or which would directly or indirectly result in such competition, (ii) not to acquire any interest in any Person, a core business of which (i.e., more than 33% of such Person's annual sale) is, directly or indirectly, to compete with the Gas Business of the Messer Group Companies, and (iii) not to solicit any current employee of the Messer Group; PROVIDED, however, that (i) the current activities of any affiliate of Hoechst and of its parent Aventis with the exception of the Messer Group Companies shall not constitute a competing conduct of Hoechst, (ii) Hoechst and its parent Aventis may directly or indirectly hold interests or securities of any person solely as passive investment to the extent such investment cannot confer to Aventis directly or indirectly more than one-third of the voting rights of such Person, and (iii) Aventis and its Subsidiaries may acquire interests in companies competing with the Gas Business with annual sales in the gas business of no more than EUR 25,000,000 which competing gas business must then be sold within nine (9) months.

      12.3 EXPENSES AND FEES. Except as otherwise specifically provided in this Agreement including the Combination Documents, each party shall pay and bear its own expenses and fees (including attorneys', accountants', consultants' and advisors' fees) in connection with this Agreement or any of the transactions contemplated hereby. The cost of the notarization of this Agreement shall be borne by Hoechst. Any fees and costs of merger control procedures (excluding lawyer's fees) connected with the execution and consummation of this Agreement, shall be borne by Investor NewCo. The notarization costs of the Hoechst NewCo III Share Purchase Counter-Call Agreement or the Hoechst NewCo III Share Purchase Counter-Put Agreement shall be borne by Hoechst. In addition Hoechst shall pay to the parties(on a pro rata basis-headcount) of a certain KONSORTIALVEREINBARUNG an amount of 50% of the notarial fees arising from the notarization of such KONSORTIALVEREINBARUNG which is being notarized of even date by and between, among others, Allianz Capital Partners GmbH, GS Funds and MIG, to the extent they exceed SFR 25,000 plus V.A.T.

      12.4 NOTICES. All notices hereunder shall be given to the respective parties hereto by hand delivery or by registered letter with receipt confirmed ("EINSCHREIBEN") and shall be considered delivered in all respects when delivered as follows:

            To Hoechst:

                  Hoechst Aktiengesellschaft
                  Industriepark Frankfurt am Main - Hochst
                  D-65926 Frankfurt am Main
                  Germany
                  Attention: Vorstand


            With a copy to:

                  Aventis
                  67917 Strasbourg, Cedex 9
                  France
                  Attention: General Counsel


            To Investor NewCo:

                  c/o Allianz Capital Partners GmbH
                  Theresienstr. 1-7,
                  80333 Munchen
                  Germany
                  Attention: Stefan Sanne

                  Goldmann Sachs International
                  Peterborough Court
                  133 Fleet Street
                  London, EC4A 2BB
                  Great Britain
                  Attention: Ulrika Werdelin


            To MGG:

                  Messer Griesheim GmbH
                  Corporate Office
                  Frankfurt Airport Center 1, C9
                  D-60547 Frankfurt
                  Germany
                  Attention: Geschaftsfuhrung


            To MIG:

                  Messer Industrie Gesellschaft mbH
                  Hardtberg 1
                  61462 Konigstein
                  Attention: Geschaftsfuhrung

            or to such other address as any party hereto shall have designated by written notice to the other party from time to time.

      12.5 AMENDMENTS. Any amendment of or supplement to this Agreement, including this provision and the Exhibits, must be in writing to be valid, and must be notarized if required by law.

      12.6 HEADINGS. In this Agreement the headings are inserted for convenience only and shall not affect the interpretation of this Agreement. Where a German term has been inserted in brackets it alone shall be authoritative for the purpose of the interpretation of the relevant English term in this Agreement.

      12.7 DEFAULT INTEREST RATE. In the event that one of the parties to this Agreement is in default (VERZUG) with payments under this Agreement, it shall pay default interest at a rate of EURIBOR (three months) prevailing at the respective due date and as adjusted from time to time to time thereafter plus 4% p.a. (in addition to Contractual Interest, if due). Sec. 284 para 3 of the German Civil Code (BGB) shall not apply. Interest shall be compounded quarterly and shall be calculated on the basis of actual days elapsed divided by 360. The right to claim further damages, if any, shall remain unaffected.

      12.8 RIGHTS OF RETENTION. Any rights of retention are excluded. Unless undisputed or confirmed by a non-appealable decision, claims may not be set off against the Main MGG Purchase Price or any other payment claim pursuant to this Agreement.

      12.9 COMPLETE AGREEMENT. This Agreement constitutes the full understanding of the parties and the complete and exclusive statement of the terms and conditions of the Agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.

      12.10 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties and the respective successors and assigns of the parties hereto only (i.e., no third party beneficiary). This Agreement or any rights and obligations hereunder shall not be assigned to any other person by any party hereto without the prior written consent of the other parties hereto, other than as expressly agreed herein; PROVIDED that Investor NewCo may assign rights under this Agreement to financing institutions for security purposes or to Allianz AG or the Goldman Sachs Group, Inc. or any of their Subsidiaries or funds managed by them, which must remain Subsidiaries or funds managed by Affiliates of the Allianz AG or Goldman Sachs Group, Inc., and which must not further assign any such rights other than to a purchaser of any shares in Investor NewCo, who cannot exercise any such assigned rights differently than any of the aforesaid Persons. Nothing herein contained shall prevent an assignment hereof to a successor (GESAMTRECHTS-ODER EINZELRECHTS-NACHFOLGE) of any party if such succession is created as a result of a merger or consolidation involving a transfer of ownership of all or substantially all of its assets by any party hereto; PROVIDED that the successor to such party in any such transaction shall assume in writing or as a matter of law the obligations of such party hereunder with full continu-

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                                      -99-


            ing liability of such party and further provided that prior written notice of such transaction shall be given by such party to the other parties hereto. No assignment shall relieve any party hereto of its obligations hereunder.

      12.11 COUNTERPARTS. Each of the parties shall execute and deliver all such further documents and agreements and do such further acts as are reasonably required hereby and are not inconsistent with any other provisions of this Agreement.

      12.12 CONFIDENTIALITY

            (a) The parties agree to keep confidential all information obtained in connection with this Agreement (in the past or future) and its performance as long as and to the extent that it has not been made known to the public without fault of any of the parties; PROVIDED, however, that no party shall be restricted from sharing information with governmental or other regulatory authorities to the extent legally required and that Investor NewCo, Hoechst NewCo II and MGG shall not be restricted from sharing information with financial institutions involved in the financing of the transactions contemplated herein including the refinancing of presently existing debt, syndication of debt and preparation, filing and publication of prospectus for the issuance of a high yield bond or other financing instruments. If this Agreement is terminated or rescinded for any reason, this confidentiality obligation shall remain in effect indefinitely. After signature of this Agreement, the parties shall jointly issue a press release. Neither party shall, without the prior consultation of the other, issue any oral or written statement to the press or to the public regarding this Agreement, except as required by law or the rules of any stock exchange or governmental or other regulatory authority, including the requirement to make a disclosure of the value of the consideration in the next published accounts of either party. Nothing in this Section 12.12(a) shall be understood to prevent any party from filing a claim against the other party before court on the basis of this Agreement.

            (b) In addition to Section 12.12(a) and except as otherwise provided in this Agreement, after the date of this Agreement Hoechst and its Affiliates shall not use or disclose to third parties any information disclosed, transferred, assigned, licensed or otherwise made available by or to Investor NewCo hereunder and relating to the Gas Business, unless (i) such information is needed by Hoechst to continue its commercial activities or to execute its rights or comply with its obligations hereunder, (ii) is or becomes public knowledge through no fault of Hoechst, (iii) is passed to Hoechst after the Closing Date by a third party which is under no obligation of confidentiality, or (iv) has to be disclosed by Hoechst pursuant to law, judicial or official order; in such case Hoechst shall notify Investor NewCo not less than 10 (ten) days before making the impending disclosure.

      12.13 SEVERABILITY CLAUSE. If any provision of this Agreement should be invalid or unenforceable in whole or in part for any reason whatsoever, the remaining provisions of this Agreement shall not be affected thereby. The invalid or unenforceable provision shall be replaced with a valid and enforceable provision renegotiated in good faith in order to achieve the intent of the parties to the fullest extent possible. If this Agreement should contain a contractual gap, such reasonable provision shall apply for the purpose of filling such contractual gap, which the parties had intended in view of the purpose of this Agreement if they had considered the issue.

      12.14 ACCESS TO INFORMATION. Investor NewCo shall procure that Hoechst or its advisors shall have reasonable access to the employees, documents, books and records of each of the Messer Group Companies including any successors, so that Hoechst can fully enforce any rights and determine any obligations it may have under Sections 6, 8, 9 and 10 of this Agreement or in relation to the Messer Group towards third parties or authorities. If and to the extent Hoechst may have any rights to receive additional payments of Investor NewCo, Investor NewCo shall procure that Hoechst will receive the necessary information without any further request.

      12.15 GOVERNING LAW. The Agreement shall be governed by the laws of Germany.

      12.16 ARBITRATION. All disputes arising in connection with this Agreement or its validity shall be finally settled according to the Arbitration Rules of the German Institution of Arbitration e.V.
            (DIS) without recourse to the ordinary courts of law except for interim proceedings (EINSTWEILIGER RECHTSCHUTZ). The place of arbitration shall be Frankfurt am Main. The arbitral tribunal shall consist of three arbitrators, appointed in accordance with said Arbitration Rules. The substantive law of Germany shall be applicable to the dispute. The language of the arbitral proceedings shall be English.

                                      *****

This deed and EXHIBIT 4.17 was read to the persons appearing in the presence of the notary, approved by them and signed by them as well as the notary as follows: